UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIAVI SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600

Notice of Annual Meeting of Stockholders
and Proxy Statement
2017 Annual Report

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE
MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND
SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

PLEASE REFER TO (I) THE INSTRUCTIONS OF THE NOTICE OF INTERNET
AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL, (II) THE
SECTION ENTITLED GENERAL INFORMATION BEGINNING ON PAGE 1 OF THIS
PROXY STATEMENT, OR (III) IF YOU REQUESTED TO RECEIVE PRINTED
PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 15, 2017: The notice of annual meeting, proxy statement and the annual report on Form 10-K for the fiscal year ended
July 1, 2017, are available free of charge at the following website:
www.astproxyportal.com/ast/14998

GO GREEN!

REGISTER ELECTRONICALLY FOR STOCKHOLDER MATERIALS

Viavi is pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules allowing companies to furnish this Proxy Statement and Annual Report over the Internet to our stockholders who hold Common Stock. We believe that this e-proxy process, also known as “Notice and Access” will expedite the receipt of proxy materials by our stockholders, reduce our printing and mailing expenses and reduce the environmental impact of producing the materials required for our annual meeting of stockholders.

You should refer to the “General Information” portion of the following Proxy Statement or contact our Investor Relations hotline at 408-404-6305 for assistance regarding instructions on how to register for and access our Proxy Statement and Annual Report online.

Page
PROXY STATEMENT	1
GENERAL INFORMATION	1
PROPOSAL 1	9
Election of Directors	9
CORPORATE GOVERNANCE	14
Corporate Governance and Ethics	14
Director Independence	14
Board Leadership	15
Board Oversight of Risk	15
Compensation Program Risk Assessment	15
Board Committees and Meetings	16
Compensation Committee Interlocks and Insider Participation	18
Communication between Stockholders and Directors	18
Director Compensation	19
Director Compensation Table	20
Relationships Among Directors or Executive Officers	20
Certain Relationships and Related Person Transactions	20
Executive Officers	21
PROPOSAL 2	23
Ratification of Independent Auditors	23
PROPOSAL 3	25
Advisory Vote on Executive Compensation	25
PROPOSAL 4	27
Advisory Vote on the Frequency of An Advisory Vote On Executive Compensation	27
PROPOSAL 5	28
Vote on the Adoption of an Amendment to the Company’s Bylaws to Provide That The Courts Located Within the State Of Delaware Will Serve as the Exclusive Forum for the Adjudication of Certain Legal Disputes	28
PROPOSAL 6	30
Vote on the Amendment and Restatement of the Amended and Restated 2003 Equity Incentive Plan	30
PROPOSAL 7	42
Vote on the Amendment and Restatement of the Amended and Restated 1998 Employee Stock Purchase Plan	42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47
EXECUTIVE COMPENSATION	49
Compensation Discussion and Analysis	49
SUMMARY COMPENSATION TABLE	66
Employment Contracts, Termination of Employment and Change in Control Arrangements	68

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Viavi Solutions Inc. Notice of Annual Meeting of Stockholders
To Be Held on November 15, 2017

October 4, 2017

Dear Viavi Stockholder:

We cordially invite you to attend the Viavi Solutions Inc. 2017 Annual Meeting of Stockholders (the “Annual Meeting” or “2017 Annual Meeting”), which will be held on November 15, 2017 at 9:00 a.m. Pacific Time at 6001 America Center Drive, 6th Floor, San Jose, California 95002.

This year’s Annual Meeting will consider the following proposals:

1.	To elect the eight nominees named in the proxy statement (the “Proxy Statement”) as directors to serve until the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and until their respective successors are elected and qualified.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended July 1, 2017, as set forth in the Proxy Statement.
4.	To approve, on an advisory basis, the frequency of future stockholder votes on executive compensation.
5.	To approve the amendment of the Company’s bylaws to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.
6.	To approve the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan.
7.	To approve the amendment and restatement of the Company’s Amended and Restated 1998 Employee Stock Purchase Plan.
8.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement which is attached and made a part hereof. Stockholders of record as of the close of business on September 19, 2017 are entitled vote at this year’s Annual Meeting and any adjournment or postponement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE PROMPTLY. For specific instructions on how to vote your shares please refer to (i) the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail, (ii) the section entitled General Information beginning on page 1 of this Proxy Statement, or (iii) if you requested to receive printed proxy materials, your enclosed Proxy Card. As specified in the Notice you may vote your shares by using the Internet or the telephone. All stockholders may also vote shares by marking, signing, dating and returning the Proxy Card in the enclosed postage-prepaid envelope. If you send in your Proxy Card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,

Oleg Khaykin
Chief Executive Officer and President

VIAVI SOLUTIONS INC.
6001 America Center Drive
6th Floor, San Jose, California 95002
(408) 404-3600

PROXY STATEMENT

GENERAL INFORMATION

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of Viavi Solutions Inc., a Delaware corporation (the “Company”), is furnishing these proxy materials to you in connection with the Company’s 2017 Annual Meeting. The Company has also sent printed copies of the proxy materials by mail to each holder of Common Stock who has requested such copy. The Annual Meeting will be held at 6001 America Center Drive, 6th Floor, San Jose, California 95002, on November 15, 2017 at 9:00 a.m., Pacific Time. You are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals outlined in this Proxy Statement.

What is the Notice of Internet Availability of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders with access to our proxy materials over the Internet. Most of our stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the “Notice of Internet Availability of Proxy Materials” (the “Notice”), which was mailed on or about October 4, 2017 to our stockholders who held Common Stock as of the record date, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

How do I obtain electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and
•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What if I prefer to receive paper copies of the materials?

If you would prefer to continue receiving paper copies of proxy materials, please mark the “Paper Copies” box on your Proxy Card (or provide this information when you vote telephonically or via the Internet). The Company must provide paper copies via first class mail to any stockholder who, after receiving the Notice, requests a paper copy. Accordingly, even if you do not check the “Paper Copies” box now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any Notice in the future.

Additionally, you may request a paper copy of the materials by (i) calling 1-888-776-9962 or (718)-921-8562 for international callers; (ii) sending an e-mail to info@astfinancial.com; or (iii) logging onto https://us.astfinancial.com/proxyservices/requestmaterials.asp. There is no charge to receive the materials by mail. If requesting material by e-mail, please include the 11 digit “Control Number” (located on the front page of the Notice).

What proposals will be voted on at the Annual Meeting?

The following proposals are scheduled to be voted on at the Annual Meeting:

1.	To elect the eight nominees named in the Proxy Statement as directors to serve until the 2018 Annual Meeting and until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (hereinafter referred to as “independent auditors”) for the fiscal year ending June 30, 2018.
3.	To approve, on an advisory basis, the compensation of our named executive officers for the year ended July 1, 2017, as set forth in the Proxy Statement.
4.	To approve, on an advisory basis, the frequency of future stockholder votes on executive compensation.
5.	To approve the amendment of the Company’s bylaws to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.
6.	To approve the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan.
7.	To approve the amendment and restatement of the Company’s Amended and Restated 1998 Employee Stock Purchase Plan.
8.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of the Company’s Board of Directors?

The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Specifically, the Board recommends you vote:

•	“FOR” the election of the directors,
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2018, and
•	“FOR” the approval of the Company’s executive compensation programs.
•	“FOR” conducting future stockholder advisory votes on the Company’s executive compensation programs every “One Year.”
•	“FOR” the approval of an amendment of the Company’s bylaws to provide that the courts located within the state of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes.
•	“FOR” the approval of the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan.
•	“FOR” the approval of the amendment and restatement of the Company’s Amended and Restated 1998 Employee Stock Purchase Plan.

What is the record date and what does it mean?

The record date for the Annual Meeting is September 19, 2017 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. Holders of shares of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof.

What shares can I vote?

Each holder of the Company’s common stock, par value $.001 per share (“Common Stock”), is entitled to one vote for each share of Common Stock owned as of the Record Date. At the Record Date, 228,354,440 shares of Common Stock were outstanding.

What is included in the proxy materials?

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended July 1, 2017, as filed with the Securities and Exchange Commission (“SEC”) on August 29, 2017 (the

“Annual Report”). These materials were first made available to you via the Internet on or about October 4, 2017. Our principal executive offices are located at 6001 America Center Drive, 6th Floor, San Jose, California 95002, and our telephone number is (408) 404-3600. We maintain a website at www.viavisolutions.com. The information on our website is not a part of this Proxy Statement.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about October 4, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our Annual Meetings.

Can I attend the meeting in person?

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of September 19, 2017, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

What if I return a proxy card but do not make specific choices?

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described on page 2 of this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described above under “Can I change my vote or revoke my proxy after submitting my proxy?”

Will there be any other items of business on the agenda?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement; however, the proxy holders (who are the management representatives named on the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.

What is a record holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “record holder” of those shares. If you are a record holder, you will receive a Notice on how you may access and review the proxy materials on the Internet.

What is a beneficial owner?

If your shares are held in a stock brokerage account, by a bank, or by another nominee, those shares are registered with American Stock Transfer & Trust Company in the “street name” of the brokerage account, bank, or other nominee, and you are considered the “beneficial owner” of those shares. If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions along with instructions on how to access proxy materials.

As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting the Annual Meeting to conduct its business.

How are abstentions and broker non-votes treated?

Under Delaware law, an abstaining vote and a broker non-vote are counted as present and are included for purposes of determining whether a quorum is present at the Annual Meeting.

Broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting authority with respect to that item and has not received instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them as nominee, brokers have the discretion to vote such shares only on routine matters. Where a matter is not considered routine, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. None of the matters to be voted on at the Annual Meeting are considered routine, except for the ratification of the Company’s independent auditors.

For the purpose of determining whether the stockholders have approved matters, other than the election of directors and the proposal related to Say on Frequency, abstentions will have the same effect as a vote against the proposal.

What is the voting requirement to approve each of the proposals?

Proposal 1.  Each director must be elected by the affirmative vote of a majority of the shares of Common Stock cast with respect to such director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

Proposal 2.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

Proposal 3.  Approval of the non-binding advisory vote on the Company’s executive compensation programs requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4.  The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of future stockholder votes on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of this proposal.

Proposal 5.  Approval of the amendment to the Company’s Amended and Restated Bylaws requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 6.  Approval of the amendment and restatement of the Company’s Amended and Restated 2003 Equity Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 7.  Approval of the amendment and restatement of the Company’s Amended and Restated 1998 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. As a result, abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted in accordance with the recommendations set forth in the Proxy Statement.

How do I vote my shares?

If you are a stockholder of record as of the Record Date, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card or the Notice.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card or the Notice.
•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by November 14, 2017.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time (8:59 p.m. Pacific Daylight Time) on November 14, 2017.

If, as of the Record Date, you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.
•	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor by any of the methods listed below:

D.F. King & Co., Inc.

48 Wall Street
New York, NY 10005

Banks and Brokers Call: (212) 269-5550
All Others Call: (800) 848-3416
Email: viavi@dfking.com

Who will tabulate the votes?

A representative of our transfer agent, American Stock Transfer & Trust Company (“AST”) will tabulate the votes and act as inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements or to allow for the tabulation and/or certification of the vote.

Can I change my vote or revoke my proxy after submitting my proxy?

You may revoke your proxy at any time before the final vote at the Annual Meeting. You may do so by one of the following ways:

•	submitting another proxy card bearing a later date;
•	sending a written notice of revocation to the Company’s Corporate Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002;
•	submitting new voting instructions via telephone or the Internet; or
•	attending AND voting in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Who is paying for this proxy solicitation?

This solicitation is made by the Company. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. If you are a holder of Common Stock and if you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. The Company has retained the services of D.F. King & Co., Inc. as its proxy solicitor for this year for a fee of approximately $13,500 plus reasonable out-of-pocket costs and expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

How can I find out the voting results?

The Company will announce the preliminary results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days after the Annual Meeting. Stockholders may also find out the final results by calling the Company’s Investor Relations Department at (408) 404-6305.

How do I receive electronic access to proxy materials for the current and future annual meetings?

Stockholders who have previously elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about October 4, 2017 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Time, November 14, 2017.

If your shares are registered in the name of a brokerage firm and you have not elected to receive your Proxy Statement and Annual Report over the Internet, you still may be eligible to vote your shares electronically over the Internet. A large number of brokerage firms are participating in the ADP online program, which provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet. If your brokerage firm is participating in ADP’s program, your proxy card will provide instructions for voting online.

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies, which results in cost savings for the Company. If you are a stockholder of record and would like to receive future stockholder materials electronically, you can elect this option by following the instructions provided when you vote your proxy over the Internet at www.voteproxy.com.

If you chose to view future proxy statements and annual reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. Your choice to view future proxy statements and annual reports over the Internet will remain in effect until you contact either your broker or the Company to rescind your instructions. You do not have to elect Internet access each year.

If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, you should contact your broker or the Company.

How can I avoid having duplicate copies of the Proxy Statement sent to my household?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. Householding means that only one copy of the Proxy Statement and Annual Report, or notice of internet availability of proxy materials will be sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s Investor Relations Department at (408) 404-6305 or 6001 America Center Drive, 6th Floor, San Jose, California 95002, Attention: Investor Relations, requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement and Annual Report at the stockholder’s household and would like to receive a single copy of those documents for a stockholder’s household in the future, that stockholder should contact their broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and Annual Report.

When are stockholder proposals due for next year’s annual meeting?

In order for stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2018 Annual Meeting, a stockholder’s notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to first anniversary of the date of the prior year’s annual meeting; provided, however, that if no meeting was held the prior year, or if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days, notice must be received by the Company no later than the 90th day prior to the annual meeting or the 10th day following the public announcement of the meeting date. Therefore, to be timely for the 2018 Annual Meeting, the Secretary of the Company must receive the written notice no earlier than August 17, 2018 and no later than September 16, 2018. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2018 Annual Meeting: (i) a brief description of the business desired to be brought before the 2018 Annual Meeting and the text of the proposal or business; (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is being made; (iii) a representation that the stockholder is a holder of record of the Company’s stock, is entitled to vote at the meeting and intends to appear in person or by proxy to propose the business specified in the notice;

(iv) any material interest of the stockholder or any proposing person in such business; (v) the number of shares owned beneficially and of record by the stockholder or proposing person, including derivative interests, contracts or other agreements related to ownership or rights to vote the Company’s shares and other economic interests in the Company’s securities; and (vi) any other information required pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Our Bylaws specify in greater detail the requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to bring any item before an annual meeting review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. We will not entertain any proposals at the 2018 Annual Meeting that do not meet the requirements set forth in our Bylaws. Subject to applicable laws and regulations, the Company has discretion over what stockholder proposals will be included in the agenda for the 2018 Annual Meeting and/or in the related proxy materials. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Proposals that a stockholder intends to present at the 2018 Annual Meeting and wishes to be considered for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting must be received by the Company at its principal executive offices not less than 120 days prior to the anniversary date the Proxy Statement for the Annual Meeting was made available to stockholders. Therefore, for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting, the Secretary of the Company must receive the written proposal no later than June 6, 2018. If we change the date of the 2018 Annual Meeting by more than 30 days from the anniversary of the date of this year’s meeting, then the deadline to submit proposals will be a reasonable time before we begin to print and mail our proxy materials. All such proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.

PROPOSAL 1

Election of Directors

At this Annual Meeting, the stockholders will elect eight directors recommended by the Governance Committee (which serves as the Company’s nominating committee) and nominated by the Board, each to serve a one-year term until the 2018 Annual Meeting and until a qualified successor is elected and qualified or until the director’s earlier resignation or removal. The Board has no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

Considerations in Director Selection

The Company’s Governance Committee is responsible for reviewing, evaluating and nominating individuals for election to the Company’s Board. The Governance Committee selects nominees from a broad base of potential candidates. The Governance Committee’s charter instructs it to seek qualified candidates regardless of race, color, religion, ancestry, national origin, gender, sexual orientation, etc. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas relevant to the Company’s long term business and strategic objectives.

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Governance Committee seeks individuals of the highest ethical and professional character who will exercise sound business judgment. The Governance Committee also seeks people who are accomplished in their respective field and have superior credentials. In selecting nominees, the Governance Committee seeks individuals who can work effectively together to further the interests of the Company, while preserving their ability to differ with each other on particular issues. A candidate’s specific background and qualifications are also reviewed in light of the particular needs of the Board at the time of an opening.

Each candidate must have an employment and professional record which demonstrates, in the judgment of the Governance Committee, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served, to serve on the Board in the proposed capacity. In particular, the Governance Committee seeks candidates with at least two years of experience serving as the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Director, or the equivalent of such positions, of a well-respected, publicly-traded company.

Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below.

2017 Director Nominees

Richard E. Belluzzo
Age 63
Director Since: February 2005
Chairman of the Board Since: November 2012

Experience:
Mr. Belluzzo has served as US Venture Partner of Innogest SGR SpA, a European Venture Fund since February 2015. From April 2011 to August 2012, he served as Executive Chairman of Quantum Corporation, a provider of backup, recovery and archive products and services. From 2002 to 2011, he was Chairman and Chief Executive Officer of Quantum Corporation. Prior to that, Mr. Belluzzo was President and Chief Operating Officer of Microsoft Corporation. Prior to becoming its President and Chief Operating Officer, Mr. Belluzzo served as Microsoft’s Group Vice President of the Personal Services and Devices Group, and was Group Vice President for the Consumer Group. Prior to Microsoft, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. (“SGI”). Before SGI, Mr. Belluzzo held a series of increasingly senior roles at Hewlett Packard Company, culminating in his service as Executive Vice President of the Computer Products Organization. Mr. Belluzzo recently served on the boards of Quantum Corporation and PMC-Sierra (Vancouver, Canada), and as the Chairman of the board of directors, member of the governance and nominating committee, and Chairman of the compensation committee of InfoBlox.

Qualifications:
Mr. Belluzzo’s background and experience as the Chief Executive Officer of public companies, as well as his deep knowledge of the technology industry, senior leadership roles and service on the boards of other prominent public companies allow him to contribute significantly to the Board and to its Compensation and Governance Committees.

Keith Barnes
Age 66
Director Since: October 2011

Experience:
Mr. Barnes served as Chief Executive Officer of Verigy Ltd, a semiconductor automatic test equipment company, from 2006 through 2010 and as Chairman of the Board of Verigy from 2008 through 2011. Prior to that he was Chairman and Chief Executive Officer of Electroglas, Inc. from 2003 through 2006 and Chairman and Chief Executive Officer of IMS from 1995 through 2001. Mr. Barnes is currently a member of the board of directors, governance and nominating committee, and Chairman of the audit committee of Knowles Corporation and a member of the board of directors, governance and nominating and compensation committees of Rogers Corporation. Within the past five years, Mr. Barnes also served on the boards of directors of Intermec, Inc, Mentor Graphics and Spansion Inc.

Qualifications:
Mr. Barnes has extensive management experience as Chairman and Chief Executive officer of several technology companies. Mr. Barnes has experience in semiconductor and systems design, manufacturing, and test. His international sales and marketing knowledge, along with his experience as a board member for several public technology companies, bring important perspective and expertise to the Board and its Compensation, Audit and Governance Committees.

Tor Braham
Age 60
Director Since: October 2015

Experience:
Mr. Braham served as Managing Director and Global Head, Technology, Mergers and Acquisitions for Deutsche Bank Securities, from 2004 until 2012. From 2000 to 2004, he served as Managing Director and Co-head, West Coast U.S. Technology, Mergers and Acquisitions for Credit Suisse First Boston. Prior to that, Mr. Braham was an investment banker with UBS Securities and a lawyer at a prominent Silicon Valley law firm. Mr. Braham currently serves as a member of the board of directors and audit committee of Altaba, Inc., formerly Yahoo, Inc. Within the past five years, Mr. Braham also served on the boards of directors of Sigma Designs, Inc. and NetApp, Inc.

Qualifications:
Mr. Braham’s substantial M&A experience will assist the Board in evaluating the Company’s strategic opportunities.

Timothy Campos
Age 44
Director Since: April 2014

Experience:
Mr. Campos has served as the Chief Executive Officer of Pulsra, Inc. since December 2016. Mr. Campos served as the Chief Information Officer and Vice President of Information Technology of Facebook from August 2010 to November 2016. Prior to Facebook, he served as the Chief Information Officer and Vice President of Information Technology at KLA-Tencor from 2005 to 2009. Prior to KLA-Tencor, Mr. Campos worked at internet startup Portera Systems where he was responsible for engineering and hosting architecture. Mr. Campos is currently a member of the board of directors of Rackspace.

Qualifications:
Mr. Campos’ extensive industry experience in enterprise networks, application hosting and managing big data provides valuable insight into those markets.

Donald Colvin
Age 64
Director Since: October 2015

Experience:
Mr. Colvin was the Interim Chief Financial Officer of Isola Group Ltd. from June 2015 to July 2016. Mr. Colvin previously served as Chief Financial Officer of Caesars Entertainment Corporation from November 2012 to January 2015 and before that was Executive Vice President and Chief Financial Officer of ON Semiconductor Corp. from April 2003 to October 2012. Prior to joining ON Semiconductor, he held a number of financial leadership positions, including Vice President of Finance and Chief Financial Officer of Atmel Corporation, Chief Financial Officer of European Silicon Structures as well as several financial roles at Motorola Inc. Mr. Colvin is a director of Agilysys, Inc. and was previously a director of Applied Micro Circuits Corp.

Qualifications:
Mr. Colvin’s financial expertise and service on several public company boards of directors will provide valuable perspective on the Company’s operations and opportunities.

Masood A. Jabbar
Age 67
Director Since: March 2006

Experience:
Mr. Jabbar served as Lead Independent Director from November 2015 to February 2016. Mr. Jabbar was Chief Executive Officer of XDS Inc. from 2004 to 2006. Prior to that, he worked at Sun Microsystems Inc. from 1986 to 2003, where he served in a series of progressively responsible roles including President of the Computer Systems Division, Chief Financial Officer of the $10 billion Sun Microsystems Computer Corporation, and Executive Vice President of Global Sales Operations. Mr. Jabbar’s career at Sun culminated as Executive Vice President and Advisor to the Chief Executive Officer, where he was responsible for advising the CEO on critical strategic issues. Prior to joining Sun, Mr. Jabbar spent ten years in finance and accounting at Xerox Corporation, and two years at IBM Corporation. Mr. Jabbar is a member of the board of directors, and Chairman of the board of directors of Trice Imaging, Inc. Within the past five years, Mr. Jabbar also served on the board of directors of Silicon Image, Inc. and RF Micro Devices, Inc.

Qualifications:
Mr. Jabbar brings significant mergers and acquisitions, global sales and marketing and operational expertise gained from his experience in executive roles at Sun Microsystems, Inc. In addition, Mr. Jabbar’s experiences at Xerox and IBM and as a senior executive of Sun Microsystems provide the Board with valuable accounting and financial reporting expertise particular relevant to his service on the Company’s Audit Committee. Finally, Mr. Jabbar’s service on the boards of several other technology companies provides valuable perspective in his role as a director and Chair of the Company’s Corporate Development Committee and member of the Audit Committee.

Pamela Strayer
Age 49
Director Since: August 2015

Experience:
Ms. Strayer currently holds the position of Senior Vice President and Chief Financial Officer of Plantronics, Inc., an audio technology company. Prior to joining Plantronics, from 2005 to 2012, Ms. Strayer held senior financial management roles at Autodesk, Inc., most recently Principal Accounting Officer and Vice President Controller. From 1999 to 2005, Ms. Strayer held various senior level finance positions at Epiphany, Inc. Before Epiphany, Inc., Ms. Strayer worked in senior level finance roles at RightPoint Software, which was acquired by Epiphany, and at Informix Software, Inc. Prior to Informix Software, Ms. Strayer worked in public accounting for KPMG in Silicon Valley and for Price Waterhouse, LLP in Chicago, IL.

Qualifications:
Ms. Strayer is a finance executive with over 25 years of experience in a broad range of corporate and finance business partner roles. Her deep technical accounting and compliance background is rounded out with experience improving business operations globally, partnering with executive management on strategy and resource allocation decisions and allows her to contribute significantly to the Board and to its Audit Committee as its Chair.

Oleg Khaykin
Age 52
Director Since: February 2016

Experience:
Mr. Khaykin joined Viavi in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, he was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola. Mr. Khaykin is currently a member of the board of directors, Chairman of the executive compensation committee and a member of the nominating and governance committee of Marvell Technology Group.

Qualifications:
Mr. Khaykin’s hands on experience leading the Company provides him with day-to-day knowledge of the Company’s operations. Additionally, Mr. Khaykin’s extensive operational and strategic experience at other technology companies adds substantial value to the Board and the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance and Ethics

The Board and management of the Company believe that good corporate governance is an important component in enhancing investor confidence in the Company and increasing stockholder value. Continuing to develop and implement best practices throughout our corporate governance structure is a fundamental part of our strategy to enhance performance by creating an environment that increases operational efficiency and ensures long-term productivity growth. Good corporate governance practices also ensure alignment with stockholder interests by promoting fairness, transparency and accountability in business activities among employees, management and the Board.

Our corporate governance practices represent our commitment to the highest standards of corporate ethics, compliance with laws, financial transparency and reporting with objectivity and the highest degree of integrity. Steps we have taken to fulfill this commitment include, among others:

•	Directors are elected on an annual basis.
•	Election of directors requires the affirmative vote of a majority of the shares of Common Stock cast with respect to a director by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, except in the case of contested elections.
•	Our non-employee directors have an average tenure of 5 years, and half of the directors have been on the board for less than 2.5 years.
•	All members of the Board are independent with the exception of the Company’s Chief Executive Officer.
•	All members of our Board committees are independent.
•	Our Board committee charters clearly establish the roles and responsibilities of each committee.
•	All employees and members of the Board are responsible for complying with our Code of Business Conduct and our Insider Trading Policy.
•	We have an anonymous hotline to encourage employees to report questionable activities to our Internal Audit and Legal Departments, and the Audit Committee.
•	Our independent public accountants report directly to the Audit Committee.
•	Our internal audit control function maintains critical supervision over the key areas of our business and financial controls and reports directly to our Audit Committee.
•	We have established procedures for stockholders to communicate with the Board by contacting the Investor Relations Department.
•	The independent members of our Board and Board committees meet regularly without the presence of management.

The Company has adopted a Code of Ethics (known as the Code of Business Conduct) for its directors, officers and other employees. The Company will post on its website any amendments to, or waivers from, any provision of its Code of Business Conduct. A copy of the Code of Business Conduct is available on the Company’s website at www.viavisolutions.com.

Director Independence

In accordance with current NASDAQ listing standards, the Board, on an annual basis, affirmatively determines the independence of each director and nominee for election as a director. Our director independence standards include all elements of independence set forth in the NASDAQ listing standards, and can be found in our Corporate Governance Guidelines, which are included in the “Corporate Governance” section of our website at www.viavisolutions.com. The Board has determined that each of its non-employee directors was independent as determined by the relevant NASDAQ listing standard for board independence and for any committee on which such director served during fiscal year 2017.

The Company is not aware of any agreements or arrangements between any director and any person or entity other than the Company relating to compensation or other payment in connection with such director’s candidacy or service as a member of the Board.

Board Leadership

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. The Board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Board Oversight of Risk

The Company takes a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. The Company, therefore, seeks to include risk management principles in all of its management processes and in the responsibilities of its employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risk, while the Board, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends Board meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the Board. Additionally, our committees assist the Board in fulfilling its oversight responsibilities. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the Board’s oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.

Compensation Program Risk Assessment

Consistent with SEC disclosure requirements, in fiscal year 2017 a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Compensia, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company’s management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Compensia. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Committees and Meetings

During fiscal year 2017, the Board held 12 meetings. The Board has four standing committees: an Audit Committee, Compensation Committee, Governance Committee, and Corporate Development Committee. The members of the committees are identified below.

Each director attended at least 75% of the aggregate of all meetings of the Board and any committees on which he or she served during fiscal year 2017 after becoming a member of the Board or after being appointed to a particular committee. The Company encourages, but does not require, its Board members to attend the Annual Meeting. All then-current directors attended the 2016 Annual Meeting.

Audit Committee
The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to:

•  the Company’s financial statements;

•  financial reporting practices;

•  systems of internal accounting and financial control;

•  internal audit function;

•  annual independent audits of the Company’s financial statements; and

•  such legal and ethics programs as may be established from time to time by the Board.

Members: Pamela Strayer (Chair) Keith Barnes Donald Colvin Masood Jabbar Meetings: 8
The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The Board has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The Board has further determined that Keith Barnes, Donald Colvin, Pamela Strayer and Masood A. Jabbar are “audit committee financial expert(s)” as defined by Item 407(d) of Regulation S-K of the Exchange Act. A copy of the Audit Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Mr. Colvin was appointed a member of the Audit Committee effective as of September 18, 2017.

Compensation Committee
The Compensation Committee is responsible for:

•  ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders; and

•  the administration of the Company’s employee stock purchase plans and equity incentive plans.

Members: Keith Barnes (Chair) Richard Belluzzo Timothy Campos Meetings: 5
The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at Board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2017, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to assist with the Committee’s analysis and review of the compensation of our executive officers. Compensia attends all Compensation Committee meetings, works directly with the Committee Chair and Committee members, and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for the Company that was not in support of the Committee’s charter nor authorized by the Committee Chair during fiscal year 2017. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.viavisolutions.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” below.

Corporate Development Committee
The Corporate Development Committee is responsible for: • oversight of the Company’s strategic transaction and investment activities.	Members: Masood Jabbar (Chair) Tor Braham Timothy Campos Donald Colvin Meetings: 3
The Corporate Development Committee reviews and approves certain strategic transactions for which approval of the full Board is not required and makes recommendations to the Board regarding those transactions for which the consideration of the full Board is appropriate. A copy of the Corporate Development Committee charter can be viewed at the Company’s website at www.viavisolutions.com.

The Governance Committee:
• serves as the Company’s nominating committee; • reviews current trends and practices in corporate governance; and • recommends to the Board the adoption of governance programs.	Members: Richard Belluzzo (Chair) Keith Barnes Meetings: 4
As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 6001 America Center Drive, 6th Floor, San Jose, California 95002, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. Our Bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our Bylaws, as amended and restated to date, which can be found at www.viavisolutions.com. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In reviewing potential candidates for the Board, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Governance Committee intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.viavisolutions.com. Nominees for the 2017 Annual Meeting were selected by a majority of the independent directors in office.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past. None of Messrs. Barnes or Campos, who served on the Company’s Compensation Committee during fiscal year 2017, were at any time during or prior to fiscal year 2017 an officer or employee of Viavi. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Communication between Stockholders and Directors

Stockholders may communicate with the Company’s Board through the Company’s Secretary by sending an email to bod@viavisolutions.com, or by writing to the following address: Chairman of the Board, c/o Company Secretary, Viavi Solutions, 6001 America Center Drive, 6th Floor, San Jose, California 95002. The Company’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Director Compensation

Each non-employee director of the Company is entitled to receive an annual cash retainer of $60,000 which is paid in quarterly installments of $15,000. During fiscal year 2017, each non-employee director received an annual grant of restricted stock units having a value of $200,000. This initial grant was prorated for directors who joined mid-year. The restricted stock units are subject to a grant agreement which provides for vesting on the first anniversary of the grant date. Upon vesting each restricted stock unit is converted into one share of the Company’s Common Stock. Upon retirement of a non-employee director, any unvested options and restricted shares of the Company’s Common Stock will automatically become fully vested, and the exercise period for any such options will be extended to expire on the expiration date of such options, which is generally eight years from the date of grant. Upon initial appointment to the Board, each non-employee director receives a pro-rated portion of the annual non-employee director grant.

In addition, each non-employee director serving on the Audit Committee received an annual cash retainer of $15,000, whereas the director serving as the Audit Committee chair received an annual cash retainer of $30,000. Each non-employee director serving on the Compensation Committee received an annual cash retainer of $10,000, whereas the director serving as the Compensation Committee chair received an annual cash retainer of $20,000. Each non-employee director serving on the Governance or Corporate Development Committees received an annual cash retainer of $7,500, whereas the directors serving as the Governance or Corporate Development Committee chairs received an annual cash retainer of $15,000.

Directors who are also employed by the Company do not receive any compensation for their services as directors. Accordingly, Mr. Khaykin did not receive compensation as a member of the Board. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

Director compensation described above is summarized in the following table:

Compensation Element for Role	Board Compensation
General Board Service – Cash
Retainer	$60,000
Meeting Fees	Not applicable (“NA”)
General Board Service – Equity
RSU Value	$200,000
Vesting Schedule	Vest on the first anniversary of the grant date
Number of shares determined using 30 calendar day average stock price prior to date of grant

		Chair	Member
Committee Service	Audit	$30,000	$15,000
(No meeting fees)	Compensation	$20,000	$10,000
	Governance/Corporate Development	$15,000	$7,500
Non-Employee Board Chair
Additional Board Retainer	$75,000
Additional Equity	NA

The director compensation policies summarized above resulted in the following total compensation for our non-management directors in fiscal year 2017:

Director Compensation Table

DIRECTOR COMPENSATION
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Keith Barnes	102,500	214,903	317,403
Richard E. Belluzzo	160,000	214,903	374,903
Tor Braham	67,500	214,903	282,403
Timothy Campos	77,500	214,903	292,403
Donald Colvin	67,500	214,903	282,403
Masood A. Jabbar	95,000	214,903	309,903
Pamela Strayer	90,000	214,903	304,903

(1)	Oleg Khaykin, President and Chief Executive Officer, is not included in this table as he was an employee of the Company and as such received no compensation for his services as a director. His compensation is disclosed in the Summary Compensation Table.
(2)	The amounts shown in this column represent the grant date fair values of restricted stock units issued pursuant to the Company’s 2003 Equity Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. There can be no assurance that these grant date fair values will ever be realized by the non-employee directors. For information regarding the number of unvested restricted stock units held by each non-employee director as of the end of fiscal year 2017, see the column “Unvested Restricted Stock Units Outstanding” in the table below.

No stock options were awarded to non-employee directors in fiscal 2017. For information regarding the number of outstanding stock options held by each non-employee director as of the end of fiscal year 2017, see the column “Stock Options Outstanding” in the table below.

Non-Employee Director	Unvested Restricted Stock Units Outstanding	Stock Options Outstanding
Mr. Barnes	33,841	0
Mr. Belluzo	33,841	0
Mr. Braham	27,100	0
Mr. Campos	33,841	0
Mr. Colvin	27,100	0
Mr. Jabbar	33,841	0
Ms. Strayer	50,212	0

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

We review all relationships and transaction in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. On an annual basis, all directors and executive officers must respond to a questionnaire requiring disclosure about any related person transactions, arrangements or relationships (including indebtedness). As required under SEC rules, any transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. The Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This review and approval process is evidenced in the minutes of the Audit Committee meetings.

Executive Officers

The following sets forth certain information regarding the Company’s executive officers as of the date of this Proxy Statement:

Executive Officer	Age	Position
Oleg Khaykin	52	President and Chief Executive Officer (“CEO”)
Amar Maletira	47	Executive Vice President and Chief Financial Officer (“CFO”)
Paul McNab	55	Executive Vice President and Chief Marketing and Strategy Officer
Ralph Rondinone	55	Senior Vice President, Global Operations and Services, Network and Service Enablement
Luke Scrivanich	55	Senior Vice President and General Manager, Optical Security & Performance Products (OSP)
Kevin Siebert	48	Senior Vice President, General Counsel and Secretary
Gary Staley	50	Senior Vice President, Global Sales, Network Service Enablement

Oleg Khaykin joined the Company in February 2016 as President and CEO. Prior to joining the Company, Mr. Khaykin was a Senior Advisor with Silver Lake Partners from February 2015 to February 2016. Before that, Mr. Khaykin was President and CEO of International Rectifier from 2008 until its acquisition by Infineon AG in January of 2015. He has also served as Chief Operating Officer of Amkor Technology and Vice President of Strategy & Business Development at Conexant Systems. Earlier in his career he spent eight years with The Boston Consulting Group and prior to that, he was an engineer at Motorola. Mr. Khaykin is currently a member of the board of directors, Chairman of the executive compensation committee and a member of the nominating and governance committee of Marvell Technology Group. Mr. Khaykin holds an MBA from Kellogg School of Management at Northwestern University and a B.S. in Electrical and Computer Engineering with honors from Carnegie-Mellon University.

Amar Maletira joined the Company in September 2015 as Executive Vice President and CFO. Prior to joining the Company, Mr. Maletira spent 14 years at Hewlett Packard serving in a number of senior positions in Finance, most recently as Chief Financial Officer & Vice President, Enterprise Services Americas. From 1998 to 2000, Mr. Maletira was Chief Operating Officer and Vice President of a start-up IT consulting company, DPP Incorporated. Prior to that, Mr. Maletira led sales teams at Siemens and HCL in India. Mr. Maletira holds a B.S. in Electronics & Communication Engineering from Gogte Institute of Technology at Karnataka University in India and an M.B.A. from the Ross School of Business in Ann Arbor, Michigan.

Paul McNab joined the Company in September 2014 as Executive Vice President and Chief Marketing and Strategy Officer. Prior to joining the Company, Mr. McNab was CEO of Puro Networks from 2013 to 2014. Before that, Mr. McNab was with Cisco Systems, Inc. for sixteen years where he held increasingly senior roles including Vice President and Chief Technology Officer, Data Center Switching and Vice President, Enterprise Marketing. Mr. McNab holds a B.S. in Engineering from Manchester Metropolitan University in the United Kingdom.

Ralph Rondinone joined the Company in April 2012 as Vice President of Global Operations and Services, NSE and became Senior Vice President of Global Operations and Services, NSE in January 2013. Prior to joining the Company, Mr. Rondinone served as Senior Vice President of Operations at BigBand Networks from 2006 to 2012. Prior to that, Mr. Rondinone held executive positions in operations at Lucent Technologies, Ascend Communications, and Digital Equipment Corporation. Mr. Rondinone holds a B.S. in mechanical engineering from Worcester Polytechnic Institute.

Luke Scrivanich became the Vice President and General Manager of OSP in June 2012 and became Senior Vice President and General Manager of OSP in August 2012. Mr. Scrivanich joined the Company in

April 2008 as Vice President and General Manager of Flex Products. Prior to joining the Company in 2008, Mr. Scrivanich was with PPG Industries where he served in general management, marketing and strategic planning positions for various divisions, including fine chemicals, optical products and coatings. He previously held senior marketing positions at AGR International, Inc., a manufacturer of packaging inspection equipment. Mr. Scrivanich holds a B.S. in Chemical Engineering from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

Kevin Siebert joined the Company in September 2007, became Vice President, General Counsel and Secretary in February 2015 and became Senior Vice President, General Counsel and Secretary in August 2017. Before assuming the General Counsel role, Mr. Siebert held increasingly senior roles within the Company’s legal department. Before joining the Company, Mr. Siebert was Senior Counsel at France Telecom from 2004 to 2007 where he primarily had legal responsibility for North American operations and also handled mergers and acquisitions, among other functions. Prior to that, Mr. Siebert served as in-house counsel at a technology company and held associate roles in private practice, focusing on mergers and acquisitions, corporate and telecommunications matters. Mr. Siebert holds a B.A. in Political Science from the University of Richmond and a J.D. from the Washington University School of Law.

Gary Staley joined the Company in February 2017 as Senior Vice President, Global Sales, Network Service Enablement. Prior to joining the Company, Mr. Staley served as Vice President, Worldwide Channel Sales at NetScout Systems from July 2015 to January 2017 where he was responsible for the global partner network. Prior to that role, Mr. Staley was the Vice President of Worldwide Sales for Fluke Networks from 2012 to 2015 and Vice President of America Sales for Fluke Networks from 2010 to 2012. Earlier roles at Alcatel-Lucent and Verizon included Worldwide Enterprise Sales and Regional Sales Service Provider. Mr. Staley holds a Bachelor of Business Administration in Marketing from Ohio University.

PROPOSAL 2

Ratification of Independent Auditors

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2018, and the Board has directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting.

Although the Company is not required to seek stockholder approval of its selection of the independent auditors, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of the independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended July 1, 2017 and July 2, 2016, respectively, and fees billed for other services rendered by PricewaterhouseCoopers LLP and during those periods.

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$2,502,545	$2,963,443
Audit-Related Fees	0	0
Tax Fees(2)	170,865	1,023,866
All Other Fees(3)	3,600	0
Total	$2,677,010	$3,987,309

(1)	Audit Fees are related to professional services rendered in connection with the audit of the Company’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings. Audit Fees in Fiscal 2017 include comfort letter fees related to a registered convertible debt offering. Fees include $692,000 for fiscal 2016 for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings, Inc.
(2)	Tax Fees for fiscal 2017 and 2016 include professional services rendered in connection with transfer pricing consulting, tax audits, planning services and other tax consulting. The fees include $860,000 for fiscal 2016, for services performed by PricewaterhouseCoopers LLP in connection with the separation and spin-off of Lumentum Holdings Inc.
(3)	All Other Fees in fiscal 2017 is related to certain software subscription fees.

For fiscal year 2017, the Audit Committee considered whether audit-related services and services other than audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP and concluded that the independence of PricewaterhouseCoopers LLP was maintained.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING JUNE 30, 2018.

PROPOSAL 3

Advisory Vote on Executive Compensation

The Company’s goal for its executive compensation program is to attract, motivate and retain the executive talent necessary to achieve its business objectives. The Company believes that it can best drive long-term stockholder value by establishing a strong pay-for-performance system.

At the Company’s 2016 annual meeting of stockholders, approximately 96% of the votes cast were voted in favor of approving the compensation of the Company’s Named Executive Officers (“NEOs”).

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement includes a detailed description of the Company’s compensation philosophy, as well as an analysis of how the compensation of its NEOs in fiscal year 2017 aligned with that philosophy. Highlights of the Company’s compensation practices include:

•	Approximately 50% of each NEO’s total target compensation is performance-based, consisting of cash incentive compensation and RSUs with performance-based vesting conditions, as described below.
•	The Company emphasizes pay for performance. Cash incentive compensation paid to its NEOs is generally paid pursuant to the Company’s Variable Pay Plan (the “VPP”), with payments directly tied to attainment of the Company’s operating income objective.
•	50% of the number of RSUs awarded to the Company’s NEOs have time-based vesting requirements — the ultimate value of these awards is directly tied to the performance of the Company’s stock, encouraging management to drive stockholder value which also encouraging retention of key employees. The other 50% of RSUs awarded to the Company’s NEOs have vesting requirements tied to the performance of the Company’s stock as compared to the NASDAQ telecommunications index, and could vest at a higher or lower rate or not at all, based on this relative performance. We refer to these performance-based RSUs as market stock units, or “MSUs.”
•	The Company does not generally provide perquisites or other benefits to its NEOs that are not available to all employees.
•	We regularly evaluate our compensation practices and modify our programs as appropriate to address evolving best practices.

We urge stockholders to read the CD&A section of this Proxy Statement beginning on page 49 which describes in more detail how our executive compensation practices operate and are designed to achieve our compensation objectives.

In accordance with section 14A of the Securities Exchange Act, stockholders will have the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. You are encouraged to read the Executive Compensation section of this Proxy Statement, including the CD&A, along with the accompanying tables and narrative disclosure. Accordingly, we are asking you to approve, on an advisory basis, the compensation of the Company’s NEOs, as described in the CD&A, the accompanying tables and the related narrative disclosure contained therein.

The following resolution will be submitted for stockholder vote at the Annual Meeting: “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion.” Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and the Compensation Committee will consider the results of the vote when making future compensation decisions. Unless the Board of Directors modifies its determination on the frequency of future advisory votes, the next advisory vote on the compensation of the Company’s NEOs will be held at the 2018 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE CD&A, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION IN THIS PROXY STATEMENT.

PROPOSAL 4

Advisory Vote on the Frequency of An Advisory Vote On Executive Compensation

As required by the Dodd-Frank Act, we are again asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as Proposal 3 of this Proxy Statement. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

After considering this agenda item, the Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Viavi. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for Viavi, and we look forward to hearing from our stockholders on this agenda item every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year.

You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Viavi Solutions, Inc. is to hold an advisory vote by stockholders to approve the compensation of Viavi Solutions, Inc. named executive officers as set forth in the proxy statement relating to Viavi’s 2017 Annual Meeting of Stockholders under the caption “Executive Compensation,” including the section captioned “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure.”

Required Vote

The choice of frequency that receives the highest number of affirmative “FOR” votes will be considered the advisory vote of our stockholders. You may vote “FOR” one year, “FOR” two years, or “FOR” three years or “ABSTAIN.” A properly executed proxy marked “ABSTAIN” with respect to the frequency of the stockholder vote on executive compensation will not be voted with respect to such proposal although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will not affect the outcome of this proposal.

Even though your vote is advisory and, therefore, will not be binding on Viavi, the Board and the Compensation Committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and Viavi to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5

Vote on the Adoption of an Amendment to the Company’s Bylaws to Provide That The Courts Located Within the State Of Delaware Will Serve as the Exclusive Forum for the Adjudication of Certain Legal Disputes

We are asking stockholders to approve an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”) that, if adopted, would result in the courts located within the State of Delaware serving as the exclusive forum for the adjudication of certain legal actions involving the Company. Specifically, if this proposal is approved by stockholders, the Bylaws will be amended to insert a new provision as Article X to the Bylaws and to make appropriate conforming changes. The text of the new Article X is as follows:

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of these Bylaws.

The Board believes that adopting the Amendment is in the best interests of the Company and its stockholders for the following reasons:

•	The Amendment provides that all intra-corporate disputes will be litigated in the state of Delaware, where the Company is incorporated and whose law governs such disputes;
•	The Delaware courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;
•	The Amendment will help the Company avoid multiple lawsuits in multiple jurisdictions relating to such disputes, thus saving the significant costs and effort in addressing cases brought in multiple jurisdictions;
•	The Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, even though each jurisdiction purports to follow Delaware law;
•	The Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful;
•	The Company will retain the ability to consent to an alternative forum in appropriate circumstances where the Company determines that its interests and those of its stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware; and
•	The Amendment is not being proposed in anticipation of any specific litigation or transaction.

The Board is seeking stockholder approval for this exclusive forum bylaw based on the following:

•	The Board’s belief that such a provision is in the best interest of the stockholders; and
•	The Board’s own determination that the approval of stockholders should be sought because of the importance of the issue.

As a general matter, the Board is increasingly concerned about recent trends in lawyer-driven stockholder litigation relating to mergers and acquisitions or in connection with other matters submitted for stockholder approval. Such cases are typically filed in the state court where the defendant company is headquartered or where one or more of the plaintiff stockholders are domiciled, rather than the state where the company is incorporated, thus requiring a court less familiar with the laws of the state of incorporation to interpret and apply those laws.

The Board is committed to strong corporate governance practices, as evidenced by this proposal. A description of our key corporate governance practices appears under “Corporate Governance-Corporate Governance and Ethics” above.

After considering the foregoing, the Board believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders approve the Amendment. If approved by stockholders, the Amendment will be immediately effective. If the Amendment is not approved, the Board will reconsider whether the Amendment is in the best interests of the Company.

Required Vote

Stockholder approval is not required for the Board to amend our Bylaws; however, we believe this proposal is in keeping with our commitment to seek stockholder input on important governance issues and to serve the best interests of our stockholders. Approval of the Amendment requires the affirmative “for” vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote on the proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR BYLAWS ESTABLISHING THE COURTS LOCATED WITHIN THE STATE OF DELAWARE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES.

PROPOSAL 6

Vote on the Amendment and Restatement of the Amended and Restated 2003 Equity Incentive Plan

General

The Company’s stockholders are being asked to approve the Company’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), as amended and restated by our Board on September 18, 2017, subject to stockholder approval, (the 2003 Plan, as amended and restated, the “Amended 2003 Plan”) to:

•	increase the number of shares of our Common Stock reserved under the 2003 Plan by the sum of (i) 4,000,000 new shares; (ii) the number of shares remaining for issuance under our 2005 Acquisition Equity Incentive Plan (“Acquisition Plan”) on the date that the Company’s stockholders approve the Amended 2003 Plan (the “Restatement Date”), which such Acquisition Plan will be terminated effective as of the stockholders approve the Amended 2003 Plan; and (iii) the number of shares subject to outstanding stock awards granted under the Acquisition Plan that on or after Restatement Date would have otherwise been available for reissuance under the Acquisition Plan;
•	eliminate the 2003 Plan’s fungible share provision (together with the foregoing, the “Share Reserve Amendments”);
•	set a limit on the total value of equity and cash compensation that may be paid to each of our non-employee directors during each fiscal year; and
•	reapprove the material terms of the 2003 Plan for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), including, but not limited to the performance goals and share limitations set forth in the 2003 Plan.

In the event that our stockholders do not approve this Proposal 6, the Amended 2003 Plan will not become effective, and the 2003 Plan and the Acquisition Plan will continue in their current forms.

Equity Grant Practices

As of August 31, 2017, there were 213,400 shares of our Common Stock subject to outstanding options, with a weighted average exercise price per share equal to $8.80 and a weighted average term remaining of 1.3 years, 7,290,944 RSUs, 1,245,844 MSUs and 135,000 PSUs that were issued and outstanding, but not yet vested, that were in each case, granted under the 2003 Plan. As of that date, there were 8,921,571 shares of our Common Stock remaining available for future grants under the 2003 Plan.

In addition, as of August 31, 2017, there were no shares of our Common Stock subject to outstanding options and 33,756 RSUs that were issued and outstanding, but not yet vested, that were in each case, granted under the 2005 Acquisition Equity Incentive Plan, which we utilize for grants made in connection with acquisitions and certain new hire awards to the extent permitted by NASDAQ rules. As of that date, there were 1,508,565 shares of our Common Stock remaining available for future grants under the 2005 Acquisition Equity Incentive Plan.

Additionally, as of August 31, 2017, there were 1,180,257 shares of our Common Stock subject to outstanding options, with a weighted average exercise price per share equal to $5.95 and a weighted average term remaining of 6.5 years, and 259,979 RSUs and 86,659 MSUs that were issued and outstanding, but not yet vested that were in each case, granted as inducement awards.

For more information regarding the 2003 Plan and the 2005 Acquisition Equity Incentive Plan as well the ESPP, please see the “Equity Compensation Plan Information” section.

Reasons to Approve the Amended 2003 Plan
Share Reserve Increase

The 2003 Plan was initially established as the JDS Uniphase Corporation 2003 Equity Incentive Plan effective as of November 6, 2003 and was subsequently amended a number of times. On August 1, 2015, in connection with the spin-off of Lumentum Holdings, Inc. (“Lumentum”) from the Company into a separate company (the “Spin-off”) and the related distribution of Lumentum common stock to holders of the Company’s Common Stock and renaming of JDS Uniphase Corporation (“JDSU”) as Viavi Solutions Inc., the

2003 Plan was amended and restated to (i) change the name of the plan to the “Viavi Solutions Inc. 2003 Equity Incentive Plan,” and (ii) adjust the remaining share reserve from 7,426,152 shares to 13,294,297 shares and the number of shares subject to outstanding awards from 15,092,155 shares to 27,017,296 shares (the “2003 Plan Adjustment”). Unlike the Company’s stockholders, the participants in the 2003 Plan did not receive any Lumentum common stock or the right to acquire such common stock in connection with the Spin-off. Because the Company’s Common Stock decreased in value as a result of the Spin-off, the 2003 Plan Adjustment was implemented to preserve the intrinsic value of the participating outstanding awards.

As of August 31, 2017, 8,885,188 shares of our Common Stock under the 2003 Plan are subject to outstanding awards. The awards outstanding consists of (i) 213,400 shares subject to option awards, with a weighted average exercise price of $8.80 per option share and a weighted average remaining term of 1.3 years and (ii) 8,671,788 shares subject to outstanding “full value stock awards” (either service-vesting RSUs or performance-vesting RSUs (PSUs and MSUs). In addition, 8,921,571 shares of our Common Stock remain available for future grants under the 2003 Plan. We believe that these shares remaining in the 2003 Plan may be insufficient to continue operating the 2003 Plan beyond the 2019 fiscal year, after taking into account the fungible share reserve feature of our 2003 Plan, which provides that 1.5 shares count against the 2003 Plan’s available share reserve for each share made subject to a “full value stock award.”

Approval of the Amended 2003 Plan will allow us to continue to grant equity awards at levels our Compensation Committee determines to be appropriate in order to attract the most qualified employees as well as to retain our existing personnel and provide incentives for such persons to exert maximum efforts for our success and ultimately increase shareholder value. The Amended 2003 Plan allows us to continue to utilize a broad array of equity incentives with flexibility in designing such incentives.

We also believe that increasing the number of shares reserved under the 2003 Plan through the Share Reserve Amendments will allow us to remain consistent with our intent to limit annual potential incremental dilution attributable to equity incentive awards by, among other things, utilizing the existing share reserve of our Acquisition Plan. The table below reflects our unadjusted three-year average gross burn rate based on the total number of options granted plus the total number of full-value stock awards, divided by the weighted-average number of shares of Common Stock outstanding for that fiscal year. Additionally, we have included an adjusted three-year average burn rate calculated by multiplying the full value stock award by 2.5, which is the multiplier used by Institutional Shareholder Services (ISS).

(Options and Shares in Millions)

Year	Options	Full-Value Stock Awards(1)	Total Awards Granted(2)	Weighted- Average Shares Outstanding (Basic)(3)	Unadjusted Burn Rate(4)	ISS Adjusted Burn Rate(5)
2017	0	4.3	4.3	229.9	1.87%	4.68%
2016	1.2	6.8	8.0	234.0	3.42%	7.78%
2015	0	6.0	6.0	232.7	2.58%	6.45%

(1)	The Full Value Stock Awards column consists of all service-vesting RSUs granted and all performance-vesting RSUs granted (MSUs) without adjustment for the fungible share provision in the 2003 Plan.
(2)	The Total Awards column reflects the sum of the options and full value stock awards granted.
(3)	The Weighted Average Shares Outstanding (Basic) does not reflect the effect of dilutive securities from stock-based benefit plans.
(4)	The Unadjusted Burn Rate column reflects the amount shown in the Total Awards Granted column divided by the amount shown in the Weighted Average Shares Outstanding column.
(5)	The ISS Adjusted Burn Rate column reflects a 2.5 share multiplier applied to all full value stock awards, which ISS would apply in making its calculations. The Full-Value Stock Awards column reflects the full value stock awards before the application of the 2.5 multiplier.

If the amendment is approved, we anticipate the number of shares available for grant under the Amended 2003 Plan will last through the Company’s 2021 fiscal year. This calculation is based on the average rate at which time-based awards were granted and performance-based awards were earned, in each case, over the past three fiscal years, without taking into account the fungible share reserve and assumes that future awards under the Amended 2003 Plan would be granted or earned (as applicable) at a similar rate. The number of shares required for future grants is not currently known and is dependent upon several factors that cannot be predicted, including but not limited to the price of the Company’s Common Stock on future grant dates and the extent to which grants, including our MSUs, vest.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 6 include embedded assumptions which are highly dependent on the public trading price of our Common Stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. These forecasts reflect various assumptions regarding our future operations. The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such.

Director Compensation Limit

The Amended 2003 Plan is also being submitted to our stockholders for approval to place a limit on the total value of cash and equity compensation that may be paid or granted to our non-employee directors each fiscal year. The Amended 2003 Plan provides that the maximum value of awards granted during a single fiscal year under the Amended 2003 Plan, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director. In setting such a limit, our Board considered the recommendation of Compensation Committee. In addition, the Board considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors, the current and future responsibilities of our non-employee directors, and whether such a limit provides sufficient flexibility to adjust non-employee director compensation in the future if such changes are necessary to remain competitive with our peers. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment for qualified directors, while also imposing meaningful limits on the amount of compensation that may be awarded to our non-employee directors.

Section 162(m) Stockholder Approval

We are also seeking stockholder approval of the Amended 2003 Plan to allow the Company to grant stock options, stock appreciation rights (“SARs”) and performance awards to certain executive officers under the Amended 2003 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to a “covered employee” of a publicly held company. Generally, covered employees are the chief executive officer and the three highest compensated officers other than the chief executive and chief financial officers. However, certain types of compensation, including “performance-based compensation,” are generally excluded from this limitation on deductibility. In order for awards granted under the Amended 2003 Plan to qualify as “performance-based compensation,” among other things, stockholders must approve the following terms, which appear in the Amended 2003 Plan, at least every five years: (i) the eligible participants; (ii) the per-person limit on the number of shares subject to stock options, SARs and performance stock awards that may be granted to any employee during a specified period; and (iii) the objective performance goals upon which performance awards may be become vested or exercisable. Accordingly, our stockholders are being requested to approve the Amended Stock Plan. These terms remain unchanged from the last time they were approved by stockholders at the 2013 Annual Meeting, except that the Amended 2003 Plan clarifies that the 2003 Plan Administrator may provide at the time of grant for the adjustment of the performance goals applicable to performance awards.

Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards

The 2003 Plan was also amended and restated by the Board to reflect our current practice of not paying out dividends and dividend equivalents on unvested awards. We believe that expressly tying the vesting of dividends, dividend equivalents and other distributions payable on shares or units to the vesting of the related shares or units is consistent with our philosophy of aligning compensation to performance. In our view, from an incentive and retention perspective, dividends, dividend equivalents and other distributions on unvested awards should be paid only after the underlying awards have been earned and not during the performance/service vesting period, and therefore, the Amended 2003 Plan now explicitly sets forth this limitation.

Minimum Vesting Requirement

Finally, the 2003 Plan was amended and restated by the Board to include a minimum vesting requirement pursuant to which 95% of the shares authorized for grant under Amended 2003 Plan must be granted pursuant to equity awards with a one-year minimum vesting period from the date of grant. Such amendment was made to reflect our current practice of generally requiring employees to have been employed for one year from their start date before they vest into their equity awards.

Corporate Governance Aspects of Amended 2003 Plan

The Amended 2003 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

No Evergreen Provision.  The Amended 2003 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the Amended 2003 Plan can be automatically replenished.

No Liberal Share Recycling.  Shares used to pay the exercise price or withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of outstanding SARs or options, and shares purchased by the Company in the open market do not become available for issuance as future awards under the Amended 2003 Plan.

No Single Trigger Change of Control.  Awards do not accelerate upon a change of control unless the acquiring company does not assume or replace the award.

No Repricing Without Stockholder Approval.  Other than in connection with a corporate transaction, as described below, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of such stock option or SAR and will not exchange such stock option or SAR for a new award with no or a lower purchase price or for cash.

Minimum Vesting Requirement.  Future awards granted under the Amended 2003 Plan will have a minimum one-year vesting period from the date of grant, subject to certain limited exceptions.

Prohibition on Payment of Dividends and Dividend Equivalents on Unvested Awards.  Prohibits the payment or settlement of dividends or dividend equivalents with respect to any award until the underlying shares or units vest.

Limit on non-employee director awards.  The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board with respect to any fiscal year, including awards granted under the Amended 2003 Plan and cash fees paid by us to such non-employee director, will not exceed $1,000,000 in total value.

No Automatic Grants.  The Amended 2003 Plan does not provide for automatic grants to any participant.

No Tax Gross-ups.  The Amended 2003 Plan does not provide for any tax gross-ups.

Maximum Term of Options/SARs.  The maximum term for options and SARs issued under the Amended 2003 Plan is 8 years.

No Transferability.  Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the 2003 Plan Administrator.

No Discounted Options or SARs.  Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

No Reload Grants.  Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option are not permitted.

Performance Measures.  The Amended 2003 Plan includes a list of business and financial performance measures from which the Compensation Committee may construct predetermined goals that must be met for certain awards to vest with the intent that such awards constitute “performance-based” compensation for purposes of 162(m) of the Code.

Summary of the Amended 2003 Plan

The following description of the Amended 2003 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Appendix A.

Purpose of the Amended 2003 Plan

The purpose of the Amended 2003 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

Eligibility

All employees, directors and consultants are eligible to receive awards under the Amended 2003 Plan. As of August 31, 2017, there were approximately 2,746 employees, approximately 297 consultants, seven (7) executive officers and seven (7) independent directors who were eligible to participate in the Amended 2003 Plan.

Authorized Shares

As of August 31, 2017, an aggregate of 8,921,571 shares of Common Stock remain available for issuance under the 2003 Plan and 8,885,188 shares remain subject to outstanding awards, in each case subject to capitalization adjustments. If the Amended 2003 Plan is approved by stockholders, subject to capitalization adjustments, the maximum aggregate number of shares available for issuance under the Amended 2003 Plan following the Restatement Date will be equal to the sum of (i) the number of shares that were available for the future grant of awards as of the approval date, (ii) 4,000,000 new shares, (iii) the number of shares subject to awards outstanding under the 2003 Plan as of the Restatement Date, (iv) the number of unallocated shares remaining available for the grant of new awards under the Acquisition Plan as of the Restatement Date, and (v) the number of shares subject to outstanding stock awards granted under the Acquisition Plan that on or after Restatement Date would have otherwise been available for reissuance under the Acquisition Plan. The shares to be issued pursuant to awards under the Amended 2003 Plan will, solely in the Board’s discretion, be made available from either authorized but unissued Common Stock or from reacquired Common Stock. Any shares covered by an award that is forfeited, canceled or expires is deemed not to have been issued for purposes of determining the maximum aggregate number of shares that may be issued under the Amended 2003 Plan. The number of shares available under the Amended 2003 Plan will be reduced upon the exercise of a SAR by the gross number of shares for which the award is exercised, rather than by the net number of shares actually issued. If shares are withheld to pay any withholding taxes applicable to an award, then the gross number of shares subject to such award will not be returned to the Amended 2003 Plan’s share reserve to again become available for future grant. Except as described above, shares that have been issued under the Amended 2003 Plan cannot be returned to the Amended 2003 Plan’s share reserve to again become available for future grant.

Following the Restatement Date, the Amended 2003 Plan’s share reserve will be reduced by one share for each share made subject to an award, and one share will be returned to the share reserve for each unvested share subject to an award that is forfeited, canceled, expired or repurchased by the Company (at the lower of its original purchase price or its fair market value at the time of repurchase), in each case, regardless of whether such share is subject to a full value award or not. To the extent that a share that was subject to an award that counted as 1.5 Shares against the 2003 Plan reserve prior to the Restatement Date is recycled back into the Amended 2003 Plan, the Amended 2003 Plan reserve will be credited with 1.5 shares.

Administration

The Amended 2003 Plan is administered by the Board or a committee of the Board (collectively, the “2003 Plan Administrator”). The Board has delegated to its Compensation Committee the authority generally to administer the Amended 2003 Plan. In the case of awards granted to officers and members of the Board or which are intended to qualify as “performance-based” for purposes of Section 162(m) of the Code, the Amended 2003 Plan requires that the 2003 Plan Administrator be constituted in a manner that complies with applicable law. Subject to applicable law and the terms of the Amended 2003 Plan, the 2003 Plan Administrator has the authority, in its discretion, to:

•	select the employees, directors and consultants to whom awards are to be granted;
•	determine the type of awards to be granted;
•	determine the number of shares or the amount of other consideration to be covered by each award granted under the Amended 2003 Plan;
•	approve award agreements for use under the Amended 2003 Plan;
•	determine the terms and conditions of each award granted under the Amended 2003 Plan;
•	amend the terms of any outstanding award granted under the Amended 2003 Plan;
•	construe and interpret the terms of the Amended 2003 Plan and the awards granted;
•	establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions; and
•	take such other action not inconsistent with the terms of the Amended 2003 Plan as the 2003 Plan Administrator deems appropriate.
Amended 2003 Plan Limits

The maximum number of shares for which awards may be granted to any participant during a fiscal year is 1,790,200 shares, provided that a participant may be granted awards for up to an additional 1,790,200 shares in connection with the participant’s initial commencement of service or first promotion in any fiscal year. These award limits will be adjusted proportionately in the event of a stock split or other change in the Common Stock or capital structure of the Company.

The maximum value of awards granted during a single fiscal year under the Amended 2003 Plan, if any, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $1,000,000 in total value for any non-employee director, calculating the value of any such awards based on the grant date fair value of such awards under applicable financial accounting standards. Such limit includes the value of any awards that are received in lieu of payment of all or a portion of the non-employee director’s regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither awards granted or compensation paid to a non-employee director for services rendered as an employee or consultant nor any amounts paid to a non-employee director as a reimbursement of an expense will count against the foregoing.

Prohibition of Repricing without Stockholder Approval

The Amended 2003 Plan expressly provides that, without the approval of the Company’s stockholders, the Company may not reduce the exercise price of any option or SAR granted under the Amended 2003 Plan or cancel an outstanding option or SAR having an exercise price that exceeds the fair market value of the underlying shares in exchange for cash, another option, SAR, restricted stock, RSUs or other award, unless the exchange occurs in connection with a corporate transaction, as described below.

Terms and Conditions of Awards

The Amended 2003 Plan provides for the grant of awards in the form of stock options, SARs, restricted stock, RSUs, performance shares, performance units, and dividend equivalent rights. Stock options granted under the Amended 2003 Plan may be either incentive stock options complying with Section 422 of the Code or nonqualified stock options. Incentive stock options may be granted only to employees.

Each award must be evidenced by an award agreement designating the type of award granted. Stock options must be designated as either incentive stock options or nonqualified stock options. However, to the extent that the aggregate fair market value of shares of Common Stock subject to options designated as incentive stock options which become exercisable by an employee for the first time during any calendar year exceeds $100,000, such excess options are treated as nonqualified stock options. The term of any award granted under the Amended 2003 Plan may not exceed eight years, provided that the term of an incentive stock option granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company may not exceed five years.

Awards may be granted with such vesting conditions, including satisfaction of performance criteria, as are determined by the 2003 Plan Administrator. Compensation realized by a covered employee pursuant to a stock-based award other than a stock option or SAR will qualify as performance-based for purposes of Section 162(m) of the Code only if it is payable only upon the achievement of one or more performance goals established by the 2003 Plan Administrator not later than 90 days (or other period required by Section 162(m) of the Code) after the commencement of the services to which the goal relates and while the outcome is substantially uncertain. The Amended 2003 Plan establishes the following business criteria upon which the 2003 Plan Administrator may base such performance goals for purposes of qualifying the Award as performance-based for purposes of Section 162(m) of the Code: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the 2003 Plan Administrator. The Amended 2003 Plan also provides that the 2003 Plan Administrator may provide at the time of grant for the adjustment of the performance goals to include or exclude any objectively determinable components of any performance measure.

Exercise Price of Options and SARs

Stock options and SARs must have an exercise price per share that is not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, except that in the case of incentive stock options granted to an employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company such exercise price may not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price is generally payable in cash, by check, through the surrender of shares of Common Stock or, in the case of options, by means of a broker-assisted sale and remittance procedure.

Equity Programs

Under the Amended 2003 Plan, the 2003 Plan Administrator may establish one or more programs to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The 2003 Plan Administrator also may establish separate programs for the grant of particular forms of awards to one or more classes of participants.

Minimum Vesting

All awards granted under the Amended 2003 Plan after the plan becomes effective. will have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the shares available for future distribution under the Amended 2003 Plan on the date the plan becomes effective may be granted without such minimum vesting requirement. Further, this minimum vesting requirement will not limit (i) the Company’s ability to grant awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or (ii) any rights to accelerated vesting in connection with a change of control.

Dividends and Dividend Equivalents

The 2003 Plan Administrator may credit any holder of an award granted under the Amended 2003 Plan with dividends or dividend equivalents in an amount equal to the value of all dividends paid on one share of

Common Stock for each share represented by the award. However, any such dividends or dividend equivalents may not be paid until the underlying share or unit vests. The value of dividends or dividend equivalents payable with respect to awards that do not vest must be forfeited.

Termination of Service

A participant in the Amended 2003 Plan whose service with the Company terminates may exercise an award only to the extent and only within the time period provided in the award agreement. Any award designated as an incentive stock option not exercised within the time permitted by Section 422 of the Code following the participant’s termination of employment will be treated as a nonqualified stock option.

Transferability of Awards

Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant. Other awards may be transferred only by will or by the laws of descent and distribution, or by gift or domestic relations order to the participant’s immediate family in a manner determined by the 2003 Plan Administrator. The Amended 2003 Plan permits the designation of beneficiaries by holders of awards.

Change in Capitalization

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the Amended 2003 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a fiscal year, and the like, will be proportionally adjusted in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock, or (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. In addition, the 2003 Plan Administrator is authorized to provide for such adjustments in connection with any other transaction with respect to Common Stock, including a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Corporate Transactions

Outstanding awards will terminate upon the consummation of a corporate transaction (as described below) except to the extent that they are continued by the Company or assumed by the successor entity or its parent. Except as otherwise provided by the award agreement, the vesting of an outstanding award will be accelerated in full if it is not continued by the Company or assumed or replaced by the successor entity or its parent in connection with a corporate transaction. The Amended 2003 Plan provides that a corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 40% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

Amendment, Suspension or Termination of the Amended 2003 Plan

The Board may at any time amend, suspend or terminate the Amended 2003 Plan. The Amended 2003 Plan will terminate automatically November 14, 2022. To the extent necessary to comply with applicable law and listing requirements, the Company will obtain stockholder approval of any amendment to the Amended 2003 Plan. The Board may unilaterally amend the Amended 2003 Plan or any award agreement, retroactively or otherwise, in order to conform the Amended 2003 Plan or award agreement to any present or future law, regulation or rule applicable to the Amended 2003 Plan, including Section 409A of the Code. Section 409A establishes certain requirements applicable to nonqualified deferred compensation and imposes tax penalties on such deferred compensation that does not satisfy these requirements. Certain awards granted under the Amended 2003 Plan may be deemed to constitute deferred compensation and will be required to comply with the requirements of Section 409A.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended 2003 Plan and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Nonqualified Stock Options

The grant of a nonqualified stock option under the Amended 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at the rate applicable to ordinary compensation income on the excess of the fair market value on the date of exercise of the shares acquired over the exercise price paid. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company generally will be entitled to an income tax deduction in the amount of the income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss realized by the participant upon a subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise of the option. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options

The grant of an incentive stock option under the Amended 2003 Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no taxable income for regular tax purposes upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price paid. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price paid, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price paid. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).

In general, the difference between the exercise price paid and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the award’s base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss on participant’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year following exercise of the SAR. The Company does not receive a tax deduction for any such gain.

Restricted Stock

A participant who acquires shares under a restricted stock award will generally recognize ordinary income on the difference between the amount paid for the shares, if anything, and their fair market value on the date that the restrictions lapse. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)). Any gain or loss on the recipient’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock awards may make an election under Section 83(b) of the Code to recognize as ordinary income in the year that such shares are granted at the amount equal to the excess of the fair market value on the date of their issuance over the price paid for such shares, if any. If this election is made, the participant will recognize no additional compensation income when the restrictions on the shares lapse. Any gain or loss on the subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. An election under Section 83(b) of the Code must be made, if at all, within thirty days following the date on which the shares of restricted stock were issued to the participant.

Restricted Stock Units, Performance Shares and Performance Units

A participant generally will recognize no income upon the receipt of a RSU, performance share or performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of federal income and employment taxes. If the participant receives performance shares, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of unrestricted shares on the date they were issued, will be taxed as a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year since they were acquired by the participant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).

Dividends and Dividend Equivalents

Because RSUs and performance unit awards are not actual, issued shares of our Common Stock, recipients do not have the rights of a stockholder, but these awards may provide for the payment of dividend equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to such awards. If the participant is an employee, such income is subject to withholding of federal income and employment taxes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, except to the extent such deduction is limited by applicable provisions of the Code (including, without limitation, Section 162(m)).

Section 162(m) of the Code

As discussed above, while Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, the Amended 2003 Plan permits the grant of stock awards that are intended to satisfy the requirements of Section 162(m). However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the awards under the Amended 2003 Plan or any other arrangement the Company maintains will qualify for exemption under Section 162(m).

New Amended 2003 Plan Benefits

The Amended 2003 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended 2003 Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each of our current non-employee directors is entitled to receive a grant of RSUs every year on the date of our Annual Meeting of stockholders for the number of shares determined by dividing $200,000 by the 30 calendar day average stock price prior to the date of grant, which vest on the first anniversary of the grant date. As of the date of the Annual Meeting, such awards will be granted under the Amended 2003 Plan. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group will receive if they remain a director following the Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amended 2003 Plan. All other future awards to directors, executive officers, employees and consultants of the Company under the Amended 2003 plan are discretionary and cannot be determined at this time.

Name of Individual or Group(1)	Dollar Value	Number of Shares
Oleg Khaykin President and Chief Executive Officer	—	—
Amar Maletira Executive Vice President and Chief Financial Officer	—	—
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	—	—
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	—	—
Ralph Rondinone Senior Vice President, Global Operations, Network Service Enablement	—	—
Susan Spradley Former Executive Vice President and General Manager, Product Line Management & Design, Network Enablement and Service Enablement	—	—
Dion Joannou Former Senior Vice President, Global Sales, Network Enablement and Service Enablement	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)	$1,400,000	—
All employees, including all current officers who are not executive officers, as a group	—	—

(1)	We have assumed the dollar value of each non-director’s RSU grant to be $200,000. Number of shares will not be determinable until the grant date. See the section entitled “Director Compensation” for more information.

Awards Granted Under the 2003 Plan to Certain Persons

The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of Common Stock subject to stock awards that have been granted (even if not currently outstanding) since its inception through August 31, 2017. On August 31, 2017, the closing price per share of our Common Stock was $10.04.

2003 Equity Incentive Plan

Name of Individual or Group(1)(2)	Number of Shares
Oleg Khaykin (3) President and Chief Executive Officer	504,816
Amar Maletira Executive Vice President and Chief Financial Officer	650,818
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	1,029,664
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	562,040
Ralph Rondinone Senior Vice President, Global Operations, Network Service Enablement	504,401
Susan Spradley Former Executive Vice President and General Manager, Product Line Management & Design, Network Enablement and Service Enablement	553,242
Dion Joannou Former Senior Vice President, Global Sales, Network Enablement and Service Enablement	330,118
All current executive officers as a group	3,578,116
All current directors who are not executive officers as a group(4)	1,079,954
Each nominee for election as a director
Keith Barnes	179,791
Richard Belluzzo	321,699
Tor Braham	64,019
Timothy Campos	105,759
Donald Colvin	64,019
Masood Jabbar	250,166
Oleg Khaykin	504,816
Pamela Strayer	94,501
All employees, including all current officers who are not executive officers, as a group(5)	140,604,439

(1)	No awards have been granted under the 2003 Plan to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the 2003 Plan since its inception.
(2)	Shares of Common Stock subject to stock awards granted prior to the Spin-off are reflected on an as-converted basis using the conversion ratio of 1.7902 established at the time of the Spin-off.
(3)	Also a nominee for election as a director.
(4)	Each of the current directors is also a nominee for election as a director.
(5)	Includes 72,504,609 JDSU shares that were converted using the conversion ratio of 1.7902 established at the time of the Spin-off.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2003 PLAN

PROPOSAL 7

Vote on the Amendment and Restatement of the Amended and Restated 1998 Employee Stock Purchase Plan

General

The Company’s stockholders are being asked to approve the Company’s 1998 Employee Stock Purchase Plan (the “ESPP”), as amended and restated by our Board on September 18, 2017, subject to stockholder approval, to extend the termination date to November 15, 2027 (the ESPP, as amended and restated, the “Amended ESPP”). No new shares are being requested. In the event that our stockholders do not approve this Proposal 7, the Amended ESPP will not become effective and the ESPP will continue in its current form and terminate pursuant to its terms.

Reasons to Approve the Amended ESPP

If the ESPP termination date is not extended, the ESPP will terminate under its terms on the earlier of (i) August 1, 2018 or (ii) the date on which all shares available for issuance under the ESPP are sold in accordance with the ESPP. The Board believes that amending the ESPP to extend the termination date to November 15, 2027 is critical in enabling the Company to continue offering benefits to employees under the ESPP and to motivate high levels of performance through employee stock ownership in the Company.

Summary of the Amended ESPP

The following description of the Amended ESPP is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Appendix B.

Purpose of the Amended ESPP

The Amended ESPP is intended to provide eligible employees of the Company and one or more of its affiliates with the opportunity to purchase shares of Common Stock. It is also intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for employees in the United States.

Each participant in the Amended ESPP is granted at the beginning of each purchase period under the Amended ESPP the right to purchase shares of Common Stock at a discount through accumulated payroll deductions (each such right, a “purchase right”). The purchase right is automatically exercised on the last date of the purchase period provided the purchase right remains outstanding on such date (such date, a “purchase date”).

Eligibility

Any employee of the Company or any affiliate designated by the ESPP Administrator for inclusion in the Amended ESPP is eligible to participate in a particular purchase period under the Amended ESPP so long as the employee is customarily employed for more than 20 hours per week and more than five months per calendar year. However, under no circumstances will purchase rights be granted under the Amended ESPP to any employee if such employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

To enroll in a purchase period, an eligible employee must complete and submit an enrollment form to the Company before the start of the purchase period. As of August 31, 2017, approximately 2,746 employees, including seven (7) executive officers, were eligible to participate in the Amended ESPP. Non-employee directors and consultants are not eligible to participate in the Amended ESPP.

Authorized Shares

On August 1, 2015, in connection with the Spin-off and the related distribution of Lumentum common stock to holders of the Company’s Common Stock and renaming of JDS Uniphase Corporation as Viavi Solutions Inc., the ESPP was amended and restated to (i) change the name of the plan to the “1998 Employee Stock Purchase Plan,” and (ii) adjust the remaining share reserve from 3,199,171 shares to 5,727,155 shares (the “ESPP Adjustment”). Unlike the Company’s stockholders, the participants in the ESPP did not receive any Lumentum common stock or the right to acquire such common stock in connection with the Spin-off.

Because the Company’s Common Stock decreased in value as a result of the Spin-off, the ESPP Adjustment was implemented to preserve the intrinsic value of the Common Stock that participants could purchase.

Currently, an aggregate of 4,573,845 shares of Common Stock remain available for issuance under the ESPP, subject to capitalization adjustments. The shares purchasable by participants under the Amended ESPP will, solely in the Board’s discretion, be made available from either authorized but unissued Common Stock or from reacquired Common Stock, including shares of Common Stock purchased on the open market.

Administration

The Amended ESPP is administered by either the Board or a committee of the Board (collectively, the “ESPP Administrator”). The Board has delegated to its Compensation Committee the authority generally to administer the Amended ESPP. The ESPP Administrator has full authority to construe, interpret, and apply the terms of the Amended ESPP, to determine eligibility and to adjudicate all disputed claims filed under the Amended ESPP. All determinations of the ESPP Administrator are final and binding on all persons having an interest in the Amended ESPP or any purchase right.

Purchase Periods

The Amended ESPP is implemented through purchase periods of approximately six months in duration, beginning on or about February 1 and August 1 of each year; provided, however, that the ESPP Administrator may establish prior to the commencement of any purchase period, a different duration for one or more purchase periods or different commencing or ending dates for such purchase periods; provided that no purchase period may have a duration exceeding six (6) months. If the first day of a purchase period is not a trading day, then the next subsequent trading day will be deemed the first day of the purchase period unless the Company provides otherwise prior to the commencement of such purchase period. If the last day of a purchase period is not a trading day, the immediately preceding trading day will be deemed the last day of the purchase period unless the Company provides otherwise prior to the commencement of such purchase period.

Participation

Participation in a purchase period under the Amended ESPP is limited to eligible employees who authorize payroll deductions prior to the first day of a purchase period. Payroll deductions may be any multiple of 1% of compensation paid to the employee during the relevant purchase period, up to a maximum of 10%. An employee who becomes a participant in the Amended ESPP will automatically participate in each subsequent purchase period beginning immediately after the last day of the purchase period in which he or she is a participant until the employee withdraws from the Amended ESPP, becomes ineligible to participate, or terminates employment.

Subject to any notice requirements imposed by the Company, a participant may decrease his or her rate of payroll deductions one time in each purchase period. The reduced rate shall stay in effect unless the participant designates a different rate (up to the 10% maximum) before the beginning of the next purchase period. If the rate is increased, the new rate will be effective for the first purchase period after the appropriate forms are filed with the Company. The participant may withdraw from the Amended ESPP before any purchase date by filing the prescribed notice with the Company. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from a purchase period, that participant may not again participate in the same purchase period and must re-enroll in the Amended ESPP if the participant wishes to resume participation in a subsequent purchase period.

Number of Purchasable of Shares and Purchase Price

On the purchase date, the Company will issue to each participant in the purchase period the number of whole shares of Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the purchase period, together with any amount carried over from the prior purchase period, by the purchase price. However, the maximum number of shares purchasable by the participant pursuant to any one outstanding purchase right shall not exceed 4,000 shares. The price at which shares are sold under the Amended ESPP will be the lesser of 95% of the fair market value of the share on the date the purchase right is granted or on the date it is exercised. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the NASDAQ Stock Market.

As a further limitation, no participant may accrue a right to purchase shares of Common Stock under the Amended ESPP or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 (measured by the fair market value of such stock on the date or dates the purchase rights are granted to the participant) for each calendar year in which the purchase right is outstanding at any time.

Any payroll deductions under the Amended ESPP not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next purchase period if the participant participates in the next purchase period.

Transferability of Awards

Purchase rights are nontransferable unless by will or by the laws of descent and distribution, and can only be exercised by the participant during the lifetime of the participant.

Change in Capitalization

Appropriate adjustments will be made to the number of shares authorized under the Amended ESPP and to outstanding purchase rights in the event of any recapitalization, stock dividend, stock split, combination of shares, or other change affecting our outstanding Common Stock.

Merger or Liquidation of Company

If there is a disposal of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization where the Company is not the surviving corporation, or in the event of a liquidation, then all outstanding purchase rights under the Amended ESPP shall automatically be exercised immediately prior to such sale, merger, reorganization or liquidation (or such other time, as determined by the Plan Administrator). Subject to other limitations under the Amended ESPP, all purchase rights will be automatically exercised by applying previously collected payroll deductions to the purchase of whole shares of Common Stock.

Amendment, Suspension or Termination of the Amended ESPP

The Amended ESPP will continue until the earlier of: (i) the date it is terminated by the Company under the sole discretion of the Board, (ii) November 15, 2027, or (iii) until all of the shares reserved for issuance under the Amended ESPP have been issued. The Board may at any time alter, amend, suspend or terminate the Amended ESPP, except that no such action will become effective until after any outstanding purchase rights are exercised in a purchase period during which said action was authorized.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Amended ESPP and is based upon the federal income tax laws in effect on the date of this proxy statement and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Purchase rights granted under the Amended ESPP are intended to qualify for the favorable federal income tax treatment associated with purchase rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right, until disposition of the acquired shares. The taxation upon disposition will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of: (1) the excess of the fair market value of the stock at the time of such disposition over the purchase price, or (2) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income.

Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Amended ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Amended ESPP Benefits

The Amended ESPP does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the Amended ESPP. Because benefits under the Amended ESPP will depend on employees’ elections to participate and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the share increase is approved by the shareholders.

Purchases under the ESPP by Certain Persons

The following table shows, as to each of our named executive officers and the other individuals and groups indicated, the number of shares of Common Stock purchased under the ESPP from the inception of the ESPP through the most recent purchase date. On August 31, 2017, the closing price per share of our Common Stock was $10.04.

Name of Individual or Group(1)	Number of Shares
Oleg Khaykin(2) President and Chief Executive Officer	2,691
Amar Maletira Executive Vice President and Chief Financial Officer	0
Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	10,100(a)
Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	0
Ralph Rondinone Senior Vice President, Global Operations, Network Service Enablement	0
Susan Spradley Former Executive Vice President and General Manager, Product Line Management & Design, Network Enablement and Service Enablement	0
Dion Joannou Former Senior Vice President, Global Sales, Network Enablement and Service Enablement	0
All current executive officers as a group	12,791
All current directors who are not executive officers as a group(3)	—
Each nominee for election as a director
Keith Barnes	—
Richard Belluzzo	—
Tor Braham	—
Timothy Campos	—

(a)	Includes 3,001 JDSU shares that were converted using the conversion of 1.7902 established at the time of the Spin-off.

Name of Individual or Group(1)	Number of Shares
Donald Colvin	—
Masood Jabbar	—
Oleg Khaykin	2,691
Pamela Strayer	—
All employees, including all current officers who are not executive officers, as a group	24,486,099(b)

(1)	No awards have been granted under the ESPP to any associate of any of our directors (including nominees) or executive officers, and no person received 5% or more of the total awards granted under the ESPP since its inception.
(2)	Also a nominee for election as a director.
(3)	Each of the current directors is also a nominee for election as a director.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 1998 EMPLOYEE STOCK PURCHASE PLAN

(b)	Includes 13,037,769 JDSU shares that were converted using the conversion ratio of 1.7902 established at the time of the Spin-off.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 31, 2017, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company’s Common Stock, (ii) each director and nominee, (iii) the Company’s named executive officers, and (iv) all current directors and executive officers as a group.

As of August 31, 2017, there were 228,569,264 shares of the Company’s Common Stock outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Number of Shares
	Beneficially Owned
Name	Number	Percentage
5% or more Stockholders(1)
Capital Research Global Investor 333 South Hope Street Los Angeles, CA 90071(2)	14,664,274	6.4%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10022(3)	22,609,152	9.9%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(4)	27,211,361	11.9%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355-2331(5)	20,020,817	8.8%
Goldman Sachs Asset Management 200 West Street c/o Goldman Sachs & Co. New York, NY 10282(6)	14,697,168	6.4%
Directors and Executive Officers
Oleg Khaykin(7)	154,264	*
Amar Maletira(8)	195,857	*
Luke Scrivanich(9)	65,036	*
Paul McNab(10)	114,510	*
Ralph Rondinone(11)	45,009	*
Richard E. Belluzzo	206,762	*
Keith Barnes	94,156	*
Tor Braham	64,019	*
Timothy Campos	95,233	*
Donald Colvin	64,019	*
Masood A. Jabbar	169,087	*
Pamela Strayer	82,945	*
All directors and executive officers as a group (14 persons)(12)	1,368,198	*

*	Less than 1%.
(1)	Based on information set forth in various Schedule 13 filings with the SEC current as of August 31, 2017 and the Company’s outstanding common stock data as of August 31, 2017.
(2)	Based on information reported, as of July 1, 2017, on Schedule 13G/A filed with the SEC on February 13, 2017 by Capital Research Global Investors (“Capital”). According to its Schedule 13G/A, Capital reported having the sole power to vote or direct the vote and the sole power to dispose of or to direct the disposition of all shares beneficially owned.

(3)	Based on information reported, as of July 1, 2017, on Schedule 13G/A filed with the SEC on February 3, 2017 by The Bank of New York Mellon Corporation (“Mellon”). According to its Schedule 13G/A, Mellon reported having the sole power to vote or direct the vote over 20,587,625 shares, the sole power to dispose of or to direct the disposition of 22,507,602 shares and the shared power to dispose or to direct the disposition of 101,400 shares and the shared power to vote or direct the vote over 5,000 shares.
(4)	Based on information reported, as of July 1, 2017, on Schedule 13G/A filed with the SEC on January 17, 2017 by BlackRock, Inc. and certain of its subsidiaries (collectively, “BlackRock”). According to its Schedule 13G/A, BlackRock reported having the sole power to vote or direct the vote over 26,709,907 shares and dispositive power over 27,211,361 shares beneficially owned.
(5)	Based on information reported, as of July 1, 2017, on Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group (“Vanguard”). According to its Schedule 13G/A, Vanguard reported having the sole power to vote or direct the vote over 279,076 shares, the sole power to dispose of or to direct the disposition of 19,727,716 shares and the shared power to dispose or to direct the disposition of 293,101 shares and the shared power to vote or direct the vote over 25,838 shares.
(6)	Based on information reported, as of July 1, 2017, on Schedule 13G/A filed with the SEC on February 2, 2017 by Goldman Sachs Asset Management, L.P. together with GS Investment Strategies, LLC, (“Goldman Sachs”). According to its Schedule 13G/A, Goldman Sachs reported having the sole power to vote or direct the vote and the sole power to dispose of or to direct the disposition of all shares beneficially owned.
(7)	Includes 19,136 market stock units (“MSUs”) which vest within 60 days of August 31, 2017. MSUs are reported at 100% of the target number of shares scheduled to vest within 60 days of August 31, 2017. The actual number of shares that vest will range from 0% to 150% of the target amount.
(8)	Includes (i) 47,727 RSUs which vest within 60 days of August 31, 2017 and (ii) 64,393 MSUs which vest within 60 days of August 31, 2017.
(9)	Includes 39,919 RSUs which vest within 60 days of August 31, 2017.
(10)	Includes (i) 44,755 RSUs which vest within 60 days of August 31, 2017 and (ii) 69,755 MSUs which vest within 60 days of August 31, 2017.
(11)	Includes 37,770 MSUs which vest within 60 days of August 31, 2017.
(12)	Includes (i) 92,482 RSUs which vest within 60 days of August 31, 2017 and (ii) 248,274 MSUs which vest within 60 days of August 31, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss and analyze the compensation programs applicable to our named executive officers (“NEOs”), who in fiscal year 2017 were:

•	Oleg Khaykin, President and Chief Executive Officer (“CEO”);
•	Amar Maletira, Executive Vice President and Chief Financial Officer (“CFO”);
•	Luke Scrivanich, Senior Vice President & General Manager, Optical Security and Performance Products (“OSP”);
•	Paul McNab, Executive Vice President and Chief Marketing & Strategy Officer;
•	Ralph Rondinone, Senior Vice President, Global Operations and Services, Network and Service Enablement (“NSE”);
•	Susan Spradley, former Executive Vice President and General Manager, Product Line Management & Design, NSE; and
•	Dion Joannou, former Senior Vice President, Global Sales, NSE.

Management Changes During Fiscal Year 2017

Ms. Spradley and Mr. Joannou each terminated employment with the Company effective January 31, 2017.

Executive Summary

Our compensation philosophy is to provide our NEOs competitive compensation opportunities based upon the financial and operational performance of the Company and their individual performance.

Returning Value to Stockholders	Fiscal 2017 Financial Highlights*
Absolute Total Stockholder Return (TSR)

      1-Year           5-Year
       59%            51%

TSR represents cumulative stock price appreciation.

The 1-Year and 5-Year TSR amounts are measured based on the fiscal year periods ending June 30, 2017, using the adjusted closing price of the Company’s Common Stock.	• GAAP and Non-GAAP net revenue of $811.4 million, down $94.9 million or (10.5%) year-over-year

•  GAAP operating margin of 1.7%, up 1,100 bps year-over-year

•  Non-GAAP operating margin of 13.3%, up 50 bps year-over-year

•  GAAP EPS from continuing operations of $0.70, up $0.92 or 418.2% year-over-year

•  Non-GAAP EPS from continuing operations of $0.40, up $0.02 or 5.3% year-over-year

•  Completed the repurchase of 10.5 million shares of Common Stock

Returning Value to Stockholders			Fiscal 2017 Financial Highlights*
Fiscal 2017 Compensation Tied to Performance
Market-Based Restricted Stock Units (MSUs)
	TSR Ranking	% of Target Earned for Tranche Vesting in Fiscal 2017
Fiscal 2013, 2014, 2015 and 2016 MSUs	82.4	150%
Fiscal 2016 CEO MSU Plan	69.1	135.25%
Performance-Based Bonus Variable Pay Plan (VPP)

Our CEO and NEOs participating in the NSE VPP did not earn a bonus because of below target performance.

Only NEOs participating in the OSP VPP and the Sales Incentive Plan received a bonus.

*	GAAP net revenue, GAAP operating margin and GAAP EPS are reported in the Company’s Form 10-K Annual Report for the year ended July 1, 2017. Non-GAAP net revenue, non-GAAP operating margin and non-GAAP EPS are reported in the Company’s Form 8-K Current Report filed as of August 15, 2017, which includes additional information regarding how Non-GAAP net revenue, non-GAAP operating margin and non-GAAP EPS are calculated and reconciled to GAAP net revenue, GAAP operating margin and GAAP EPS.

Significant Portion of Fiscal 2017 Compensation Performance-Based

We believe that a significant portion of each executive’s target total direct compensation should be “at risk” and tied to the Company’s attainment of semi-annual, annual and long-term business objectives and the creation of stockholder value. Our fiscal year 2017 performance-based pay for our NEOs is summarized below:

Fiscal Year 2017 Incentive Pay Outcomes

Named Executive Officer	Fiscal Year 2017 VPP Outcome	Fiscal Year 2017 VPP Reason	Fiscal Year 2017 MSUs Achievement/Earned	Fiscal Year 2017 MSUs Reason
Oleg Khaykin	Zero	Performance Metrics not Achieved	135.25% of FY 2016 MSUs (1st tranche) earned	69.1 percentile TSR ranking
Amar Maletira	Zero	Performance Metrics not Achieved	150% of FY 2016 MSUs (1st tranche) earned	82.4 percentile TSR ranking
Luke Scrivanich	$243,474.13	OSP Achieved Operating Income performance metrics paying out at 34% of TIO in 1H of FY17 and at 120% of TIO in 2H of FY17	150% of FY 2014 MSUs (3rd tranche) earned	82.4 percentile TSR ranking
			150% of FY 2015 MSUs (2nd tranche) earned	82.4 percentile TSR ranking
			150% of FY 2016 MSUs (1st tranche) earned	82.4 percentile TSR ranking
Paul McNab	Zero	Performance Metrics not Achieved	150% of FY 2015 MSUs (2nd tranche) earned	82.4 percentile TSR ranking
			150% of FY 2016 MSUs (1st tranche) earned	82.4 percentile TSR ranking
Ralph Rondinone	Zero	Performance Metrics not Achieved	150% of FY 2014 MSUs (3rd tranche) earned	82.4 percentile TSR ranking
			150% of FY 2015 MSUs (2nd tranche) earned	82.4 percentile TSR ranking
			150% of FY 2016 MSUs (1st tranche) earned	82.4 percentile TSR ranking
Susan Spradley(1)	Zero	Performance Metrics not achieved	—	—
Dion Joannou(1)	N/A(2)	N/A(2)	—	—

(1)	Effective January 31, 2017, each of Ms. Spradley and Mr. Joannou’s employment with the Company terminated.
(2)	During fiscal year 2017, Mr. Joannou did not participate in the VPP. Mr. Joannou’s annual cash incentive bonus was to be determined based on an individual Sales Incentive Plan.

•	Approximately 50% and 2/3 of the target total direct compensation to our NEOs was performance-based and at risk, respectively, as illustrated in the charts below:

2016 Advisory Vote on Named Executive Officer Compensation

At the 2016 Annual Meeting of Stockholders, the Company conducted an advisory vote on the compensation of our NEOs. Approximately 96% of the votes cast were voted in favor of our NEOs’ compensation as disclosed in the 2016 Proxy Statement.

In evaluating our compensation practices in fiscal year 2017, the Committee was mindful of the support our stockholders expressed for the Company’s philosophy of linking compensation to operational objectives and the enhancement of stockholder value. We continued to engage with our investors in 2016, and in the months leading up to our 2016 annual meeting met with a significant number of our majority stockholders. The advisory vote of our stockholders supporting NEO compensation received approximately 96% approval last year, which our Compensation Committee believes reflects strong support for our program. As a result, the Committee retained its general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining the compensation of our NEOs.

The Committee along with the Board has determined that holding an annual stockholder advisory vote on named executive officer compensation will allow our stockholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement and recommends that stockholders vote to hold an advisory vote to approve named executive officer compensation every year at the 2017 annual meeting of the stockholders.

The Board and the Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our NEOs, seek to identify the specific concerns driving negative votes and evaluate whether any actions are necessary to address those concerns. The Board and the Committee will continue to consider stockholder concerns and feedback in the future.

Compensation Best Practices

Best Practices We Employ	Practices We Avoid
• Independent Compensation Committee (“Committee”) and compensation consultant	✗ No repricing or repurchasing of underwater stock options without stockholder approval
• 50% of annual equity awards to executive officers are performance-based	✗ No pledging or hedging of Company securities
• Compensation recovery (“clawback”) policy that applies to both cash incentives and equity awards	✗ No “single trigger” change of control acceleration of vesting for equity awards
• Robust director and executive stock ownership guidelines	✗ No excessive perquisites or severance benefits
✗ No golden parachute tax “gross-ups”
• Approximately 50% of NEO target total direct compensation is performance based and “at risk”	✗ No pension plan or supplemental executive retirement plan
• Our Change of Control Benefits Plan provides for “double-trigger” change of control vesting for equity awards

Compensation Philosophy and Elements

Our Executive Compensation Philosophy

The principal objectives of our executive compensation programs are to capitalize on our executive’s strengths to increase the Company’s performance as follows:

•	to attract and retain talented and experienced executives who will achieve the Company’s financial and operational objectives;
•	to motivate and reward executives whose knowledge, skills, and performance are critical to our success and the Company’s performance;
•	to ensure fairness among our executives by recognizing the contributions each executive makes to our success; and

to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders by aligning executive compensation with long-term Company performance.

Elements of Executive Compensation

Elements of Executive Compensation	Objective/Purpose
Base salary	To attract and retain highly-qualified executive talent
Annual cash incentive bonuses	To incentivize and reward achievement of near-term financial and operational business objectives
Equity awards, including time-based restricted stock units (“RSUs”) and market-based restricted stock units (“MSUs”)	To align our executives’ interests with those of our stockholders, drive long-term stockholder value, and reinforce longer-term retention of highly qualified executive talent

The individual elements of each NEO’s compensation package for fiscal year 2017 are summarized below.

Base Salary.  The base salary for each NEO is determined on the basis of the following factors: scope of responsibilities, experience, skills, performance and expected future contribution, base salary levels in effect for comparable positions at the companies in the Peer Group (as described on page 64 below under “Use of Peer Group Compensation Data”) and other competitive market factors. Generally, the Committee reviews the base salary levels of our NEOs annually as part of the Company’s performance review process as well as upon a promotion or other change of position or level of responsibility. Merit-based increases to the base salaries of our NEOs (other than the CEO) are recommended by our CEO to the Committee, and all increases are based on the Committee’s (and, in the case of our CEO, the independent directors of the Board) review and assessment of the factors described above.

The Committee reviewed the base salaries of our executive officers, including our NEOs, for fiscal year 2017 and did not increase the salaries of any of our NEOs because the Committee determined that the existing base salaries were appropriate for each NEO.

Named Executive Officer	Fiscal Year 2016 Base Salary	Fiscal Year 2017 Base Salary	Percentage Increase
Oleg Khaykin	$750,000	$750,000	—
Amar Maletira	$425,000	$425,000	—
Luke Scrivanich	$372,000	$372,000	—
Paul McNab	$435,000	$435,000	—
Ralph Rondinone	$352,000	$352,000	—
Susan Spradley(1)	$470,000	$470,000	—
Dion Joannou(1)	$408,000	$408,000	—

(1)	Effective January 31, 2017, each of Ms. Spradley and Mr. Joannou’s employment with the Company terminated.

Cash Incentive Compensation.  The Company utilizes a single cash incentive program for the majority of its employees globally, including all the NEOs except for Mr. Joannou, referred to as the Company’s Variable Pay Plan (“VPP”). Under the VPP, incentive bonuses are determined based on a semi-annual performance metric, and are paid semi-annually. These awards are designed to incentivize and reward short-term performance and achievement of the Company’s operating income targets.

During fiscal year 2017, the Company maintained separate performance targets and payout metrics for employees of the Company’s (i) Optical Security and Performance Products business segment (the “OSP VPP”), (ii) Network and Service Enablement business segments (the “NSE VPP”) and (iii) Shared Services employees (the “Shared Services VPP”)

Each participant in the VPP is assigned a target incentive opportunity (“TIO”) equal to a percentage of his or her base salary, based upon the individual’s grade level within the Company. Each NEO’s TIO is annually reviewed by the Committee and compared against the Peer Group data. For fiscal year 2016 and fiscal year 2017 the assigned TIOs for each of the NEOs were as follows:

Named Executive Officer	VPP NEO Participates In	Fiscal Year 2016 Target Incentive Opportunity	Fiscal Year 2017 Target Incentive Opportunity	Percentage Increase
Oleg Khaykin	N/A	100%	100%	—
Amar Maletira	Shared Services VPP	85%	85%	—
Luke Scrivanich	OSP VPP	85%	85%	—
Paul McNab	NSE VPP	85%	85%	—
Ralph Rondinone	NSE VPP	70%	70%	—
Susan Spradley(1)	NSE VPP	85%	85%	—
Dion Joannou(1)	N/A(2)	N/A(2)	N/A(2)	—

(1)	Effective January 31, 2017, each of Ms. Spradley and Mr. Joannou’s employment with the Company terminated.
(2)	During fiscal year 2017, Mr. Joannou did not participate in the VPP. Mr. Joannou’s annual cash incentive bonus was to be determined based on an individual Sales Incentive Plan.

NSE VPP

Mrs. Spradley, Mr. McNab and Mr. Rodinone participated in the NSE VPP. No payment was made under the NSE VPP unless NSE exceeded the operating income target under the annual operating plan (“AOP”) for the NSE business. Based on the size of the pool, participating employees received a percentage of their TIO that increased from 0% to 150% of TIO.

NSE Operating Income as % of Target	% of TIO
0 – 100%	0%
>100% – 185%	>0% up to 100%
>185%	>100 up to 150%

The actual incentive payments under the NSE VPP may be adjusted lower or higher by up to 25% based upon the discretion of the CEO. No CEO discretion was applied during fiscal year 2017.

OSP VPP

Mr. Scrivanich participated in the OSP VPP. No payment was made under the OSP VPP unless OSP exceeded the operating income target under the annual operating plan (“AOP”) for the OSP business. Based on the size of the pool, participating employees received a percentage of their TIO that increased from 0% to 150% of TIO.

OSP Operating Income as % of Target	% of TIO
0 – 100%	0%
>100%	>0% up to 150%

Shared Services VPP

Mr. Maletira participated in the Shared Services VPP. No payment would be made under the Shared Services VPP unless actual operating income for Viavi exceeded the operating income target under the AOP for Viavi, and at such point Shared services VPP pool would be funded proportionately from the NSE and/or OSP actual operating income in excess of their respective AOP operating income targets. Based on the size of the Shared Services VPP pool, participating employees would then receive a percentage of TIO that could increase from 0% up to 150% of TIO.

The actual bonus payments under the Shared Services VPP could be increased or decreased by up to 25% at the discretion of our CEO. Our CEO did not exercise his discretion to adjust the actual bonus payments under the Shared services VPP for fiscal year 2017.2

Cash Incentive Award for CEO

The terms under which Oleg Khaykin, the Company’s CEO, participates in the 2017 VPP are governed by the Employment Agreement dated January 28, 2016, between the Company and Mr. Khaykin (the “Khaykin

[2]	The methods for determination of the actual VPP are recommended by management and reviewed and approved by the Committee (and the independent members of the Board relative to the CEO’s participation in the VPP). The operating income, bookings and revenue targets utilized for purposes of determining payments under the VPP and SIP, reflect the actual financial and business performance objectives, projections and estimates approved by the Board and used by management and the Board for purposes of annual financial and business planning and analysis. As such, the targets reflect the Company’s confidential and commercially sensitive analysis, expectations and objectives for its financial, operating and overall business performance, taking into consideration then current forecasted economic conditions, the outlook for the industry and the Company’s businesses, technology and new product development, and strategic objectives intended to drive growth in long-term stockholder value, among other factors. Due to the confidential and commercially sensitive nature of these analyses, expectations and objectives and elements, their specific disclosure would result in competitive harm to the Company. It is for this reason that they are not disclosed. The use of financial metrics and defined operating objectives for the establishment of the Company’s incentive bonus performance criteria is intended to set challenging goals and is designed to ensure that all participants, including our NEOs, are focused on operating the Company in a disciplined manner in accordance with the Committee’s and Board’s compensation objectives discussed above.

Agreement”). Under the Khaykin Agreement, Mr. Khaykin’s target bonus was to be based on the Company’s achievement of pre-established revenue and operating income objectives. Depending on the Company’s actual performance, his actual cash incentive payment would range from 100% to 150% of his TIO. At the beginning of fiscal year 2017, the independent members of the Board established the threshold performance level for our CEO’s actual cash incentive payment at 50% of target such that his actual cash incentive bonus for fiscal year 2017 could range from 50% to 150% of target performance for the two-pre-established metrics in the Employment Agreement, as reflected in the tables below.

Company Non-GAAP Operating Profit as % of Target	% of TIO
0% – <90%	0%
90% – 100%	50% up to 100%
100% – 107%	>100% up to 125%
107% – 110%	>125% up to 150%

Company Revenue as % of Target	% of TIO
0% – <90%	0%
90% – 100%	50% up to 100%
100% – 103%	>100% up to 125%
103% – 107%	>125% up to 150%

2017 VPP Payout

The actual semi-annual VPP payment to each participant thus was calculated based upon the following formula (excluding CEO and Board discretion):

Actual achievement for the Company for each half of fiscal year 2017 was as follows:

H1 FY17 VPP Achievement			H2 FY17 VPP Achievement
NSE	OSP	Shared Services	NSE	OSP	Shared Services
0%	34%	0%	0%	120%	0%

Actual incentive payments awarded to our NEOs in fiscal year 2017 under the VPP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Sales Incentive Plan for Mr. Joannou

During fiscal year 2017, Mr. Joannou’s cash incentive bonus was based on an individual Sales Incentive Plan (the “SIP”) rather than participation in the VPP. Pursuant to the SIP, Mr. Joannou’s target incentive compensation was set at $300,000 which was tied to the achievement of an NSE bookings target as well as a NSE revenue target.

The NSE bookings target bonus amount for Mr. Joannou was determined on a sliding scale, with a cap at 200%:

NSE Bookings as a % of Target	% of Bookings Bonus Received
0 – 70%	up to 40%
70 – 100%	up to 100%
100 – 120%	up to 200%

The NSE revenue target bonus amount for Mr. Joannou was determined on a sliding scale, with a cap at 150%:

NSE Revenue as a % of Target	% of Revenue Bonus Received
0% – 92.5%	0%
>92.5% – 100%	up to 100%
>100%	up to 150%

Mr. Joannou threshold NSE bookings performance level for the first half of fiscal year 2017 were met and, consequently, he did receive a cash incentive bonus related to bookings achievement for the first half of fiscal year 2017. Mr. Joannou did not meet the threshold revenue performance level and subsequently did not receive a payment related to NSE revenue achievement for the first half of fiscal year 2017. Mr. Joannou’s employment with the Company terminated effective January 31, 2017 and, therefore, he was not eligible for a cash incentive bonus for the second half of fiscal year 2017.

Long-Term Incentive Compensation.  The Committee provides long-term incentive compensation opportunities in the form of time-based restricted stock unit awards (“RSUs”) and market-based restricted stock unit awards (“MSUs”). The Committee believes that stock-based compensation aligns the interests of our NEOs with long-term stockholder value creation. The Committee also believes stock-based compensation provides the Company with an important long-term retention tool in a highly competitive market for executive talent.

Award-Setting Process

The number of shares of the Common Stock subject to each equity award is set by the Committee at a level intended to create a meaningful opportunity for stock ownership and resulting compensation opportunity based on each executive officer’s current position with the Company, the average size and potential returns of comparable awards made to executive officers in similar positions within the industry and at the companies in the Peer Group, his or her potential for increased responsibility and promotion over the award term and his or her individual performance in recent periods.

The Committee also takes into account the value of outstanding vested and unvested equity awards held by the executive officer in order to maintain an appropriate level of equity incentives for that executive officer.

The Committee generally grants equity awards to executive officers upon commencement of their employment with the Company or their promotion, with the size of the award based on factors similar to those considered in connection with awards to existing executive officers.

Further, the Committee considers the number of shares of the Common Stock which would be subject to proposed equity awards to individual NEOs for consistency with the Company’s objective to limit actual net dilution attributable to equity awards to all Company employees to at or below a long-term average of less than 3% per year.

➣	To ensure equity awards are aligned with the Company’s commitment to pay-for-performance, it is the Committee’s practice that:
•	at least 50% of the target number of shares of all equity awards granted to our NEOs are performance-based and are earned or otherwise vest based on the achievement of one or more pre-established performance objectives; and
•	criteria applicable to such performance-based equity awards are disclosed in the proxy statement for each applicable fiscal year.
➣	With the exception of our CEO’s Initial Subsequent Equity Awards as described below, all of the equity awards granted to our NEOs in fiscal year 2017 complied with this practice.

Fiscal Year 2017 Equity Awards

The 2017 Equity Compensation Program for our NEOs consisted of a mix of time-based RSUs and performance-based MSUs, each equally weighted. Under this program, the Committee granted the following equity award to our NEOs for fiscal year 2017:

Named Executive Officer	RSU Awards (# of shares)	MSU Awards (target # of shares)	Aggregate Value of Equity Award(2)
Oleg Khaykin	57,408	57,408	$880,000
Amar Maletira	50,000	50,000	$766,000
Luke Scrivanich	30,000	30,000	$460,000
Paul McNab	32,500	32,500	$498,000
Ralph Rondinone	32,500	32,500	$498,000
Susan Spradley(1)	32,500	32,500	$498,000
Dion Joannou(1)	32,500	32,500	$498,000

(1)	Effective January 31, 2017, each of Ms. Spradley and Mr. Joannou’s employment with the Company terminated.
(2)	Based upon the closing price per share of our Common Stock of $7.66 on August 17, 2016, the grant date.

MSU Awards

The material terms of the fiscal year 2017 MSU awards were as follows:

MSU Program Feature	Description
Performance metric	Total stockholder return (“TSR”) relative to the NASDAQ Telecom Index
Award formula	Shares of Common Stock are earned based on the Company’s TSR ranking relative to the Index as follows:

	Percentile Rank	Percentage of Target MSU Award Earned
	75th and Above	150%
	55th	100%
	25th and Below	0%
	Awards are capped at 150% of target shares
Performance and payout periods	Three overlapping performance periods with 1/3rd of the share earned based on TSR relative to a one-year, two-year and three-year performance periods ending on September 15, 2017, September 15, 2018 and September 15, 2019, respectively
Change of control of the Company	• Performance periods are truncated to end on the close of an acquisition.
	• In the event of an acquisition, TSR will be calculated based on the price paid for each share of the Common Stock

RSU Awards

For newly hired employees, the RSUs vest in four equal annual installments commencing on the first anniversary of the date of grant and for focal grants made as part of the Company’s annual review process, the RSUs vest over three years, with  1/3rd vesting on the first anniversary of the date of grant and the remaining  2/3rds vesting quarterly thereafter, with all RSU vesting subject to the NEO’s continued employment through each vesting date.

MSUs Earned — Fiscal Year 2015 through Fiscal Year 2017

The following table shows the MSUs earned by our NEOs in fiscal year 2015 through fiscal year 2017.

	Earned in Fiscal Year	TSR Ranking	Payout %	Total MSUs Earned(1)
Various MSUs	FY15(2)	33.6th	67.20%	16,015
Various MSUs	FY16(3)	40.6th	81.00%	220,630
		33.3th	66.60%
		61.3th	122.40%
Various MSUs	FY17	82.4th	150.00%	478,454
CEO FY16 MSUs	FY17	69.1th	135.25%	39,069

(1)	Includes any earned shares granted under New Hire, Promotion, Retention and Annual MSU awards.
(2)	Shares earned in FY15 are based on numbers preceding the Company’s spin-off of Lumentum on August 1, 2015, including TSR Ranking with a payout % based on JDSU stock price.
(3)	Shares earned in FY16 are based on numbers following the spin-off of Lumentum on August 1, 2015, including TSR Ranking with a payout % based on Viavi stock price. However, with a shortened performance period due to the spin-off of Lumentum.

Perquisites and Other Personal Benefits

We believe that our executives should not operate under different standards than our other employees. Accordingly, the Company’s healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. The Company generally does not have programs for providing perquisites or other personal benefits to our NEOs, such as defraying the cost of financial or legal advice, personal entertainment, recreational club memberships or family travel. The Company has no outstanding loans of any kind with its executive officers, and it expects its officers to be role models under its Code of Business Conduct, which applies equally to all employees.

Compensation Recovery Policy

The Committee adopted the “Viavi Compensation Clawback Policy” (the “Policy”) in February 2010. The Policy applies to cash incentive payments and equity awards provided to Section 16 officers and directors under any applicable Company incentive plan. In the event of fraud or intentional misconduct of any Section 16 officers or directors, the Committee may seek:

•	repayment of any cash incentive payment;
•	cancellation of unvested or unexercised equity awards; and
•	repayment of any compensation earned on previously exercised equity awards,

where such payments, equity awards and/or compensation earned on previously exercised equity awards was predicated on results that were augmented by such fraud or intentional misconduct (“Excess Compensation”), whether or not such activity resulted in a financial restatement.

The Committee will have sole discretion under the Policy, consistent with any applicable statutory requirements, to seek reimbursement of Excess Compensation.

For purposes of the Policy, Excess Compensation will be measured as the positive difference, if any, between the compensation received or earned by an individual subject to the Policy and the compensation that would have been received or earned had the fraud or misconduct not occurred.

Stock Ownership Policy

We maintain formal stock ownership requirements for our executives and the non-employee members of the Board as summarized in the table below.

Stock Ownership Requirements

	Ownership Requirement	Deadline for Compliance
Non-Employee Directors	3× annual cash retainer	5th anniversary of election to the Board
CEO	3× annual base salary	5th anniversary of hire or promotion date
Other Executive Officers	1× annual base salary	5th anniversary of hire or promotion date

On May 25, 2016, the Committee amended the stock ownership requirements to provide that (i) the shares that are deemed owned for this purpose include stock owned outright, vested RSUs, and any stock options exercisable within 60 days of the valuation date and (ii) unvested RSUs would no longer count for this purpose.

As of the end of fiscal year 2017, each of our NEOs was in compliance with his or her stock ownership requirement. Under the Company’s stock ownership policy, the Board has the discretion to determine how to address any non-compliance with the policy on a case-by-case basis.

Prohibition on Hedging and Pledging

Both hedging and pledging of Company securities are prohibited by the Company’s Insider Trading Policy.

Equity Award Grant Practices

In fiscal year 2012, the Committee transitioned from a policy of granting both RSUs and stock options to generally granting only RSUs. Since then the Committee has added MSUs to our equity award mix. The Company’s policy is that any stock option awards granted to our NEOs, as well as to all other Company employees, have an exercise price equal to the fair market value of our Common Stock on the date of grant. Fair market value is defined under our equity compensation plans as the closing market price of one share of our Common Stock on the NASDAQ Stock Market on the date of grant.

The Committee generally makes grants, which currently include a mix of RSUs and MSUs as described above, to our NEOs and other member of senior management on a once-a-fiscal year basis. The Committee retains the discretion to make additional awards to our NEOs at other times in connection with the initial hiring of a new officer, for retention, promotion, or as otherwise necessary. New hire equity awards are generally granted on the 15th day of the month immediately following the first day of employment of such new employee.

The Company does not have any program, plan or practice to time equity compensation grants to its executives in coordination with the release of material nonpublic information. The Company has not timed, nor does it plan to time, the release of material nonpublic information for the purpose of affecting the value of executive compensation, nor are the grant of equity awards timed with regard to current share price or factors which may affect future share price.

Payments Upon a Termination of Employment or Change of Control

Khaykin Agreement

The Khaykin Agreement provides that if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), Mr. Khaykin will receive certain severance benefits in addition to any accrued payments to which he is entitled, provided that he signs a separation agreement and release of claims.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

•	If the termination date occurs on or before the second anniversary of his hire date, a lump sum payment equal to 200% of his annual base salary plus 300% of his target annual bonus.
•	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.

•	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Khaykin Agreement), Mr. Khaykin will receive:

•	A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.
•	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.
•	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

Executive Severance and Retention Plan

In October 2015, the Committee adopted an Executive Severance and Retention Plan (the “Retention Plan”) to assist with the retention of existing key executive officers in connection with the CEO transition.

The Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above, who were designated by the Compensation Committee to participate in the Retention Plan (which includes NEOs other than the CEO and CFO). In the event of a participant’s Involuntary Termination (as defined in the Retention Plan) and dependent upon a participant’s position and when the Involuntary Termination occurs, provided the participant executes a general release in favor of the Company, the participant will generally be entitled to the following severance benefits:

Position	Involuntary Termination Occurs Other than During Retention Period	Involuntary Termination Occurs During Retention Period*
Senior Vice President	• After Two Years from Date of Appointment to SVP: A lump sum cash payment equal to 18 months of salary at the time of termination	• A lump sum cash payment equal to 18 months of salary at the time of termination
• 18 months acceleration of time-based RSUs

•

Remain eligible for receipt of performance based equity awards determined as if the participant remained employed throughout the end of the performance period ending 12 months after his or her termination date

*	Retention period means the period commencing on the date of the hiring of a permanent Chief Executive Officer after adoption of the Retention Plan and ending on the later of one year from the date of the hiring or December 31, 2016.

In connection with their termination of employment, Ms. Spradley and Mr. Joannou received the payments and benefits described above for an “Involuntary Termination Occurs During a Retention Period” based on their respective positions with the Company. Additionally, as the retention period has expired, no other executive officer will receive the “Involuntary Termination Occurs During Retention Period” benefits described above. Additionally, no new executive officers will be allowed to participate in the Retention Plan in the future.

Change of Control Benefits Plan

In December 2015, the Committee adopted a Change of Control Benefits Plan (the “Change of Control Plan”). Pursuant to the Change of Control Plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments and accelerated vesting of options and other securities in the event of a qualifying termination within 12 months after a change of control of the Company or, in certain cases, a spin-off or sale of the Company’s NSE or OSP operating segments. If the eligible executive has received an MSU award, the vesting will accelerate at 100% of the target amount of the award.

In June 2017, the Committee amended and restated the Change of Control Plan to: (i) extend the term of the plan to the third anniversary of the date of the amendment and restatement, (ii) provide the Committee with additional flexibility in setting entitlements, (iii) provide certain market standard updates to ensure legal compliance, and (iv) eliminate a clawback based on a failed say-on-golden parachute advisory vote.

For a complete summary of the termination and change of control provisions of the Change of Control Plan, please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Rationale for Severance and Change of Control Benefits

Given the nature of the industry in which the Company participates and the range of strategic initiatives that the Company may explore, the Committee believes these severance and change of control benefits are an essential element of our executive compensation package and assist the Company in recruiting and retaining talented individuals. In addition, since the Committee believes it may be difficult for our executives to find comparable employment following a termination without cause or resignation with good reason in connection with or following a change of control, these severance and change of control benefits are intended to ease the consequences to an executive of an unexpected termination of employment. By establishing these severance and change of control benefits, the Committee believes that it can mitigate the distraction and loss of executives that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending. The Committee also believes that having such arrangements in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. The severance and change of control benefits that the Company offers have terms that are consistent with those offered at peer companies.

Considerations in Determining Fiscal 2017 NEO Compensation

➣	The Committee considers a comprehensive set of factors when determining the compensation of our NEOs, including the following:
•	The individual executive’s performance, based on assessments of his or her contributions to the Company’s overall performance, ability to lead his or her business unit or function, to work as part of a team and to reflect the Company’s core values;
•	Internal parity between executives based on his or her duties, responsibilities and contributions to the Company;
•	Each individual executive’s skills, experience, qualifications and marketability;
•	The Company’s performance against financial goals and objectives established by the Committee and the Board;
•	The Company’s performance relative to industry competitors and the Peer Group (as defined below);
•	The positioning of each executive’s compensation in relation to his or her ranking against the Peer Group compensation data;
•	The compensation practices of the Peer Group; and
•	An assessment of each executive’s performance by our CEO, as described below.
➣	Ultimately, the Committee is responsible for the final determination of all compensation for our NEOs other than our CEO, whose compensation is determined by the independent members of the Board.

Evaluating Financial Performance

➣	In determining appropriate levels of executive compensation for fiscal year 2017, the Committee considered the Company’s financial performance relative to the Peer Group, as well as performance against the Company’s competitors and strategic and operational objectives.
•	Employees classified as either NSE or OSP had their level of achievement determined by the extent to which the applicable business segment outperformed the Company’s AOP for that segment.
•	Employees classified as Shared Services had their level of achievement determined by the extent to which the Company outperformed its AOP.

The Committee also considered the importance of retaining key employees who they considered critical to the Company’s plans to unlock stockholder value and transform the remaining NSE and OSP businesses.

Assessing Individual Performance

➣	Our CEO periodically evaluates each NEO’s performance and updates the Committee of his assessment to ensure that compensation decisions are aligned with individual performance.

Our CEO bases these evaluations on:

•	his personal knowledge of each executive’s performance;
•	actual results against specific objectives; and
•	feedback provided by others within and outside of the Company.

In addition, the members of the Committee have periodic interactions with each NEO during the year that allow them to make independent assessments of the NEO’s performance. NEOs are not present for, nor do they participate in, Committee or Board discussions or approvals regarding their own compensation.

➣	Our CEO’s performance is reviewed periodically by the Committee and the independent members of the Board using performance criteria developed by the Committee and approved by the independent directors.

In evaluating our CEO’s performance, the Committee and independent members of the Board:

•	review the Company’s business, operational and financial performance against specific objectives; and
•	take into account other factors that may be included in our CEO’s individual objectives as well as any feedback received from our CEO’s direct reports and other employees.

The Committee also engages in discussions with our CEO regarding his performance against objectives set by the Board.

➣	The Committee recommends all elements of compensation for our CEO to the independent members of the Board for review, consideration and approval.

Role of Compensation Consultant

To assist the Committee in its review of executive compensation, the Company’s Human Resources Department and the Committee’s external compensation consultant, Compensia, Inc. (“Compensia”), collect and analyze compensation data drawn from companies that the Committee selects as a “peer group” of technology companies, as well as a broader cut of competitive market data based on the Radford Global Technology Survey. The Committee also periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, the selection of appropriate peer group companies and market survey data.

In fiscal year 2017, the Committee assessed the independence of Compensia as required by SEC and NASDAQ rules and concluded that no conflict of interest exists that would prevent Compensia from serving as an independent consultant to the Committee.

Use of Peer Group Compensation Data

The companies comprising the peer group used by the Committee when considering executive compensation for fiscal year 2017 was determined based upon industry comparability, annual revenue market capitalization and geography. Peer company annual revenues ranged from 0.5x – 2.0x the Company’s annual revenues and 0.3x to 3.0x the Company’s market capitalization.

The Committee, in consultation with Compensia, updates the peer group each year to reflect changed circumstances (e.g., mergers and sale transactions) affecting the peer group companies. In that regard and as indicated below, consolidation resulted in changes to our peer group from fiscal year 2016 to fiscal year 2017. Nine companies were removed from our fiscal year 2016 peer group: Aruba Networks and Riverbed Technology were removed because they were acquired. Arista Networks, F5 Networks, Fortinet, Palo Alto Networks, Splunk and VeriSign were removed because they exceeded our market capitalization range. Harmonic was removed because it was below both our revenue and market capitalization range. In their place, 10 companies were added to the peer group: Cirrus Logic, Coherent, Earthlink Holdings, FEI, Finisar, Infinera, Knowles, Lumentum Holdings, NeuStar and Plantronics.

The peer companies (the “Peer Group”) the Committee considered when setting executive compensation for fiscal year 2017 were:

ADTRAN	Infinera	NeuStar
Cirrus Logic	Ixia	Plantronics
Coherent	Knowles	Polycom
Commvault Systems	Lumentum Holdings	QLogic
Earthlink Holdings	National Instruments	Teradyne
FEI	NETGEAR	Ubiquiti Networks
Finisar	NetScout Systems	ViaSat

The Committee also considers other companies as reference peers, which are companies identified by management as key business or labor market comparators. These companies are used for informational purposes only and are not used in setting executive compensation levels because their financial profiles are outside the peer group development parameters.

The Committee uses the Peer Group market data provided by Compensia and other relevant data to ensure that the compensation provided to our NEOs remains competitive. For fiscal year 2017, the Committee did not set targets for any individual element of executive compensation relative to the market data, but did review proposed compensation levels against the market data to ensure that compensation was competitive.

Tax and Accounting Considerations

Deduction Limitation

The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent practicable while maintaining a competitive, performance-based executive compensation program. Based on the amount of deductions the Company can claim each year, the actual impact of the loss of any federal income tax deduction for compensation paid to any NEO over the $1 million limitation is small and has a de minimus impact on the Company’s overall federal income tax position. Given that the loss of a federal income tax deduction for compensation paid to any NEO over $1 million has a de minimus impact on the Company, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation that, consistent with its compensation goals, preserve deductibility.

The Company’s 2003 Equity Incentive Plan (the “2003 Plan”) is structured such that compensation deemed paid to an executive officer when he or she exercises an outstanding stock option granted under the 2003 Plan, with an exercise price equal to the fair market value of the option shares on the grant date, should qualify as “performance-based compensation” which will not be subject to the $1 million limitation. In addition, other stock based awards granted under the 2003 Plan may be exempt from the $1 million limitation if such awards are subject to performance criteria and administered in accordance with Section 162(m) of the Code.

The Committee has the discretion to grant stock-based awards which are intended to be exempt from the $1 million limitation as well as other stock-based awards that are not intended to be exempt from the $1 million limitation.

Accounting Treatment

The Committee follows Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

COMPENSATION COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Keith Barnes, Chair
Timothy Campos
Richard Belluzzo

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation of (a) our chief executive officer, (b) chief financial officer, and (c) three (3) additional executive officers who were our most highly compensated executive officers, who were serving as executive officers at the end of fiscal year 2017, as determined by the rules of the Securities and Exchange Commission, or SEC, and up to two additional individuals for whom disclosure would have been provided under (c) but for the fact that the individual was not serving as our executive officer at the end of the fiscal year 2017, except that no disclosure is provided for any named executive officer, other than our principal executive officer and principal financial officer, whose total compensation did not exceed $100,000 for the fiscal year 2017. As a group, we refer to these executive officers as our “named executive officers” or “NEOs,” and they are identified below in the summary compensation table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Oleg Khaykin President and Chief Executive Officer	2017	750,000	0	941,873	—	0	123,000	1,814,873
	2016	282,692	0	3,576,115	2,750,707	297,115	200,000	7,106,629

Amar Maletira Executive Vice President and Chief Financial Officer	2017	425,000	0	820,334	—	0	4,000	1,249,334
	2016	331,827	370,000	2,894,420	0	175,423	0	3,771,670

Luke Scrivanich Senior Vice President & General Manager, Optical Security and Performance Products	2017	372,000	0	492,200	—	243,474	4,000	1,111,674
	2016	353,769	0	853,032	112,355	635,539	4,000	1,958,695
	2015	331,077	0	597,500	0	141,513	4,000	1,074,090

Paul McNab Executive Vice President and Chief Marketing & Strategy Officer	2017	435,000	0	533,217	—	0	0	968,217

Ralph Rondinone Senior Vice President, Global Operations, Network & Service Enablement	2017	352,000	0	533,217	—	0	4,000	889,217

Susan Spradley(5) Executive Vice President and General Manager Product Line Management & Design, Network Enablement and Service Enablement	2017	274,769	0	1,193,152	—	0	713,620	2,181,541
	2016	458,961	0	941,595	0	147,110	0	1,547,666

Dion Joannou(6) Former Senior Vice President, Global Sales, Network Enablement and Service Enablement	2017	238,523	0	1,257,782	—	0	621,205	2,117,510
	2016	397,692	0	936,139	0	239,201	0	1,573,032
	2015	184,615	0	1,173,263	0	65,077	0	1,422,955

(1)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of restricted stock units issued pursuant to the Company’s

2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value for MSUs is calculated based on a Monte-Carlo valuation of each award on the date of grant, determined under FASB ASC 718. Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the MSUs granted to each of the named executive officers in 2015, 2016 and 2017, using the grant date fair value, is set forth in the table below:

Name	Fiscal Year	Maximum Possible Value of MSUs Using Grant Date Fair Value
Oleg Khaykin	2017	659,618
	2016	1,031,248
Amar Maletira	2017	574,500
	2016	1,606,500
Luke Scrivanich	2017	344,700
	2016	365,850
	2015	417,000
Paul McNab	2017	373,425
Ralph Rondinone	2017	373,425
Susan Spradley	2017	373,425
	2016	345,525
Dion Joannou	2017	373,425
	2016	422,760
	2015	873,450

The assumptions used to calculate these amounts for fiscal 2017 are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2017 filed with the SEC on August 29, 2017.

The amount disclosed for Ms. Spradley for fiscal year 2017 includes the incremental fair value of outstanding RSU and MSU awards that were modified in connection with Ms. Spradley’s separation from the Company and does not reflect a new equity grant. In connection with Ms. Spadley’s separation, the Committee accelerated 18 months of her unvested RSUs and modified her MSUs to permit their continued vesting through the performance period ending on September 15, 2017, resulting in additional stock-based compensation expense of $659,935. For more information relating to these modifications, see the table entitled “Grants of Plan-Based Awards Table.”

The amount disclosed for Mr. Joannou for fiscal year 2017 includes the incremental fair value of outstanding RSU and MSU awards that were modified in connection with Mr. Joannou’s separation from the Company and does not reflect a new equity grant. In connection with Mr. Joannou’s separation, the Committee accelerated 18 months of his unvested RSUs and modified his MSUs to permit their continued vesting through the performance period ending on September 15, 2017, resulting in additional stock-based compensation expense of $724,565. For more information relating to these modifications, see the table entitled “Grants of Plan-Based Awards Table.”

(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown in this column represent the grant date fair values of stock options issued pursuant to the Company’s 2003 Equity Incentive Plan and certain inducement grants, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts for fiscal 2017 are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2017 filed with the SEC on August 29, 2017.
•	The amount disclosed for each of Ms. Spradley and Mr. Joannou for fiscal year 2017 includes the incremental fair value attributable to stock awards that were modified in fiscal year 2017 in connection with acceleration of vesting of stock awards pursuant to the Retention Plan. These modifications resulted in additional stock-based compensation expense of $1,384,500.

(3)	All non-equity incentive plan compensation was paid pursuant to the Variable Pay Plan, except for the fiscal year 2015 and 2016 payments to Mr. Joannou, which were made pursuant to a Sales Incentive Plan.
(4)	The amounts in the “All Other Compensation” column for fiscal 2017 include:
•	Mr. Khaykin: (i) $119,000 relocation allowance pursuant to his employment agreement with the Company and (ii) a $4,000 401(k) matching contribution by the Company.
•	Ms. Spradley: (i) $705,000 cash severance payment paid pursuant to her separation agreement with the Company, (ii) $6,668 in Company paid COBRA premiums paid pursuant to her separation agreement and (iii) a $4,000 401(k) matching contribution by the Company.
•	Mr. Joannou: (i) $612,000 cash severance payment paid pursuant to his separation agreement with the Company and (ii) $9,205 in Company paid COBRA premiums paid pursuant to his separation agreement.
•	All Others: $4,000 401(k) matching contributions by the Company.
(5)	Effective January 31, 2017, Ms. Spradley’s employment with the Company terminated.
(6)	Effective January 31, 2017, Mr. Joannou’s employment with the Company terminated.

The amounts in the salary, bonus, and non-equity incentive plan compensation columns of the Summary Compensation Table reflect actual amounts paid for the relevant years, while the amounts in the stock awards column reflect accounting values. The tables entitled “Outstanding Equity Awards at Fiscal Year-End Table” and “Option Exercises and Stock Vested Table” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The Summary Compensation Table should be read in conjunction with the Compensation Discussion and Analysis and the subsequent tables and narrative descriptions.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Khaykin Agreement

On January 28, 2016, the Company entered into an Employment Agreement with Mr. Khaykin (the “Khaykin Agreement”) pursuant to which Mr. Khaykin’s starting base salary was set at $750,000. Mr. Khaykin was also eligible to participate in the Company’s Variable Pay Plan.

For a complete summary of the termination and change of control provisions of the Khaykin Agreement please see the section titled “Potential Payments Made Upon Termination or Change of Control” below.

Maletira Agreement

On August 6, 2015, the Company extended an offer letter to Mr. Maletira (the “Maletira Agreement”) pursuant to which Mr. Maletira’s starting base salary was set at $425,000 and was eligible to participate in the Company’s Variable Pay Plan with a target incentive opportunity of 85% of his base salary.

Retention Plan

The Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.

Change of Control Plan

A summary of the Change of Control Plan, which explains the termination benefits available to all of the NEOs except Mr. Khaykin can be found under the section titled “Potential Payments Made Upon Termination or Change of Control” below.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to the NEOs in fiscal year 2017:

	GRANTS OF PLAN-BASED AWARDS
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Oleg Khaykin	8/17/16	8/17/16	MSUs				28,704	(3)	57,408	(3)	86,112	(3)					502,129
	8/17/16	8/16/16	RSUs										57,408	(4)			439,745
	N/A	N/A	Cash	0	750,000	1,125,000											N/A
			Incentive
Amar Maletira	8/17/16	8/16/16	MSUs				25,000	(3)	50,000	(3)	75,000	(3)					437,334
	8/17/16	8/16/16	RSUs										50,000	(4)			383,000
	N/A	N/A	Cash	0	361,250	541,875											N/A
			Incentive
Luke Scrivanich	8/17/16	8/16/16	MSUs				15,000	(3)	30,000	(3)	45,000	(3)					262,400
	8/17/16	8/16/16	RSUs										30,000	(4)			229,800
	N/A	N/A	Cash	0	316,200	474,300											N/A
			Incentive
Paul McNab	8/17/16	8/16/16	MSUs				16,250	(3)	32,500	(3)	48,750	(3)					284,267
	8/17/16	8/16/16	RSUs										32,500	(4)			248,950
	N/A	N/A	Cash	0	369,750	554,625											N/A
			Incentive
Ralph Rondinone	8/17/16	8/16/16	MSUs				16,250	(3)	32,500	(3)	48,750	(3)					284,267
	8/17/16	8/16/16	RSUs										32,500	(4)			248,950
	N/A	N/A	Cash	0	246,400	369,600											N/A
			Incentive
Susan Spradley	8/17/16	8/16/16	MSUs				16,250	(3)	32,500	(3)	48,750	(3)					284,267
	8/17/16	8/16/16	RSUs										32,500	(4)			248,950
	1/31/17	—	Modified										43,797	(5)			247,150
			MSUs
	1/31/17	—	Modified										54,414	(6)			412,785
			RSUs
Dion Joannou	8/17/16	8/16/16	MSUs				16,250	(3)	32,500	(3)	48,750	(3)					284,267
	8/17/16	8/16/16	RSUs										32,500	(4)			248,950
	1/31/17	—	Modified										48,305	(7)			226,572
			MSUs
	1/31/17	—	Modified										65,159	(8)			497,993
			RSUs

(1)	These columns show the potential cash value of the payout for each NEO under the Company’s Variable Pay Plan (“VPP”), or in the case of Mr. Joannou, the Sales Incentive Plan, as described in the Compensation Discussion and Analysis above. The potential payouts are performance-driven and therefore completely at risk. The amounts actually earned by each NEO in fiscal year 2017 are summarized in the Summary Compensation Table above.
(2)	Except as otherwise noted, the amounts shown in this column are the grant date fair values in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under Note 14 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year 2017 filed with the SEC on August 29, 2017. The NASDAQ closing price of our Common Stock was $7.66 on August 17, 2016.
(3)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which will vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period. Details of the terms and conditions under which the MSUs will vest begin on page 58 of this proxy statement.
(4)	These grants are time-based RSUs that vest 1/3 of the shares on the first anniversary of the grant date and the remainder of the shares in equal quarterly installments for two years thereafter.

(5)	This figure represents the number of outstanding MSUs that were modified in connection with Ms. Spradley’s separation from the Company and does not reflect a new equity grant. In connection with Ms. Spadley’s separation, the Committee, in accordance with the terms of the Retention Plan, modified her MSUs to permit their continued vesting through the performance period ending on September 15, 2017. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.
(6)	This figure represents the number of outstanding RSUs that were modified in connection with Ms. Spradley’s separation from the Company and does not reflect a new equity grant. In connection with Ms. Spradley’s separation, the Committee accelerated 18 months of her unvested RSUs. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.
(7)	This figure represents the number of outstanding MSUs that were modified in connection with Mr. Joannou’s separation from the Company and does not reflect a new equity grant. In connection with Mr. Joannou’s separation, the Committee, in accordance with the terms of the Retention Plan, modified his MSUs to permit their continued vesting through the performance period ending on September 15, 2017. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.
(8)	This figure represents the number of outstanding RSUs that were modified in connection with Mr. Joannou’s separation from the Company and does not reflect a new equity grant. In connection with Mr. Joannou’s separation, the Committee accelerated 18 months of his unvested RSUs. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2017.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS								STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Oleg Khaykin	2/15/16	295,065	(2)	885,192	(2)	5.95	2/15/2024
	2/15/16							259,979	(3)	2,737,579
	2/15/16							16,700	(4)	175,851
	8/17/16							57,408	(5)	604,506
	2/15/16										86,659	(6)	912,519
	8/17/16										57,408	(7)	604,506
Amar Maletira	8/17/16							50,000	(5)	526,500
	9/15/15							143,182	(3)	1,507,706
	8/17/16										50,000	(7)	526,500
	9/15/15										143,182	(6)	1,507,706
Luke Scrivanich	8/15/10	48,967	(8)	0		5.74	8/15/2018
	8/1/15							3,748	(3)	39,466
	8/17/16							30,000	(5)	315,900
	8/20/15							18,844	(5)	198,427
	8/1/15										14,919	(7)	157,097
	8/17/16										30,000	(7)	315,900
	8/20/15										30,000	(7)	315,900
Paul McNab	8/1/15							89,510	(3)	942,540
	8/17/16							32,500	(5)	342,225
	8/20/15							17,797	(5)	187,402
	8/1/15										89,510	(6)	942,540
	8/17/16										32,500	(7)	342,225
	8/20/15										28,334	(7)	298,357
Ralph Rondinone	8/1/15							4,172	(3)	43,931
	8/1/15							5,968	(3)	62,843
	8/17/16							32,500	(5)	342,225
	8/20/15							12,982	(5)	136,700
	8/1/15										16,604	(7)	174,840
	8/1/15										5,968	(7)	62,843
	8/17/16										32,500	(7)	342,225
	8/20/15										20,667	(7)	217,624
Susan Spradley	8/20/15										14,167	(7)	149,179
	8/17/16										10,833	(7)	114,071
	8/1/15										18,797	(7)	197,932

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
Dion Joannou	8/20/15							17,333	(7)	182,516
	8/17/16							10,833	(7)	114,071
	8/1/15							20,139	(6)	212,064

(1)	Amounts reflecting market value of restricted stock units (“RSUs”) and market stock units (“MSUs”) are based on the price of $10.53 per share, which was the closing price of our common stock as reported on NASDAQ on June 30, 2017, the last trading day of FY17.
(2)	Time-based stock option with ¼ of the shares vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.
(3)	Time-based RSUs with ¼ of the units vesting on each of the first four anniversaries of the hire date, subject to the NEO’s continuous service through each applicable vesting date.
(4)	Time-based RSU with 66.6% of the units vesting on the first anniversary of the hire date and 16.7% of the units vesting every three months thereafter, subject to the NEO’s continuous service through each applicable vesting date.
(5)	Time-based RSU with 1/3 of the units vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments for two years thereafter, subject to the NEO’s continuous service through each applicable vesting date.
(6)	MSUs that vest in four annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Telecommunications Index over the four-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.
(7)	MSUs that vest in three annual tranches based upon the Company’s TSR relative to the performance of the component companies of the NASDAQ Telecommunications Index over the three-year period, subject to the NEO’s continuous service through each applicable vesting date. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche. The number of MSUs disclosed in the table above reflects vesting at 100% of the target amount.
(8)	Fully vested time-based stock option.

OPTION EXERCISES AND STOCK VESTED TABLE

The following Option Exercises and Stock Vested Table provides additional information about the value realized by the NEOs due to the exercise of option awards and vesting of restricted stock units during fiscal year 2017.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Oleg Khaykin	0	0	209,028	1,948,700
Amar Maletira	0	0	119,317	876,264
Luke Scrivanich	66,118	419,872	117,372	922,681
Paul McNab	0	0	157,839	1,190,298
Ralph Rondinone	0	0	139,643	1,132,001
Susan Spradley	0	0	218,179	1,767,828
Dion Joannou	0	0	163,020	1,372,318

(1)	Represents the amounts realized based on the difference between (a) the closing price of our Common Stock on NASDAQ on the exercise date (or, if the exercise date falls on a day on which our stock is not traded, the prior trading day) and (b) the exercise price.
(2)	Represents the amounts realized based on the product of (a) the number of units vested and (b) the closing price of our Common Stock on NASDAQ on the vesting day (or, if the vesting day falls on a day on which our stock is not traded, the prior trading day).

Potential Payments Made Upon Termination or Change of Control

The descriptions and table below reflect the amount of compensation to be paid to each of the NEOs in the event of termination of such executive’s employment. The figures shown below, except the amounts for Mr. Joannou and Ms. Spradley, assume that such termination was effective as of July 1, 2017 (and therefore use the closing price of our Common Stock on NASDAQ as of July 1, 2017 for all equity-based calculations), and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts for Mr. Joannou and Ms. Spradley were calculated based on the actual amounts they received in connection with their terminations. The actual amounts that would be paid for the other NEOs can only be determined at the time of such executive’s separation from the Company.

Change of Control Plan

The Company’s Change of Control Plan, which covers all currently employed NEOs except Mr. Khaykin, provides the following benefits if a termination is without Cause or is for Good Reason (each as defined in the Change of Control Plan) within the 12-month period beginning upon a Change of Control, subject to the execution of a general release of claims: (a) accelerated vesting of any unvested stock options and other securities or similar incentives held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a lump sum payment equal to two years’ base salary, or 18 months base salary in the case of Mr. Joannou (in each case, less applicable tax and other withholdings), and (c) a cash payment equal to 12 months of COBRA premiums for the NEO and his or her eligible dependents. The same benefits are payable if the NEO is terminated due to Death or Disability during the coverage period. The Change of Control Plan is scheduled to expire, if not otherwise extended, in June 2020.

Khaykin Agreement

Pursuant to the terms of the Khaykin Agreement, if the Company terminates Mr. Khaykin’s employment without Cause or he terminates his employment for Good Reason (each, as defined in the Khaykin Agreement, an “Involuntary Termination”), in addition to any accrued payments to which he is entitled, and provided that he signs a separation agreement and release of claims, Mr. Khaykin will receive the following severance benefits.

If an Involuntary Termination occurs within three months prior to, or one year after a Change of Control (as defined in the Employment Agreement), Mr. Khaykin will receive:

•	If the termination date occurs on or before the second anniversary of his hire date, a lump sum payment equal to 200% of his annual base salary plus 300% of his target annual bonus.
•	If the termination date occurs after the second anniversary of his hire date, a lump sum payment equal to 150% of his annual base salary plus 225% of his target annual bonus.
•	Immediate vesting of all equity awards, with performance awards treated as earned at the greater of the target amount or the actual achievement attained as of the termination date.

If an Involuntary Termination occurs during a time that is not within three months before or one year after a Change of Control, or is a termination upon Death or Disability (each as defined in the Khaykin Agreement), Mr. Khaykin will receive:

•	A prorated portion of the Annual Bonus for the fiscal year in which the termination date occurs, which will be determined at the end of the Company’s fiscal year based on the Company’s actual performance.
•	An additional amount equal to the sum of (i) 150% of Mr. Khaykin’s base salary at the time of termination and (ii) 150% of his target Annual Bonus.
•	Immediate vesting of all equity awards to the extent that they would have otherwise vested within 18 months of the termination date, with performance awards treated as earned at the target amount.

Whether or not an Involuntary Termination occurs within one year after a Change of Control, Mr. Khaykin will also be reimbursed for 18 months the amount equal to the difference between the monthly cost of his COBRA health and dental benefits and the amount he would have been required to contribute for health and dental coverage if he remained an active employee of the Company.

Retention Plan

The Retention Plan provides for severance and retention benefits to certain executives at the level of senior vice president and above as disclosed in the CD&A above.

Maletira Agreement

Pursuant to the terms of the Maletira Agreement, if Mr. Maletira’s employment is terminated other than for Cause (as defined in the Maletira Agreement), provided that he signs a separation agreement and release of claims, he will receive a severance payment equal to 18-months base salary.

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Benefit	Within 12 Months After a Change in Control	Termination Not in Connection with a Change in Control
Oleg Khaykin(1)	Salary	3,750,000	2,250,000
	Securities	10,440,539	4,496,331
	COBRA	31,235	31,235
Amar Maletira	Salary	850,000	637,500
	Securities	4,068,413	0
	COBRA	21,120	0
Luke Scrivanich	Salary	744,000	558,000
	Securities	2,373,936	0
	COBRA	13,720	0
Paul McNab	Salary	870,000	652,500
	Securities	3,055,290	0
	COBRA	22,092	0
Ralph Rondinone	Salary	704,000	528,000
	Securities	1,383,231	0
	COBRA	22,092	0
Susan Spradley(2)	Salary	n/a	705,000
	Securities	n/a	461,182
	COBRA	n/a	24,005
Dion Joannou(2)	Salary	n/a	612,000
	Securities	n/a	508,652
	COBRA	n/a	33,139

(1)	Benefits for Mr. Khaykin are also payable if he is terminated within three months prior to a Change of Control and include (a) a lump sum payment equal to 200% of his base salary plus 300% of his annual target bonus, (b) accelerated vesting of any unvested stock options and other securities held at the time of termination (including accelerated vesting of any performance-based awards at the greater of 100% of the target achievement level or the actual achievement level, if measurable as of the termination date) and (c) reimbursement of COBRA premiums for a period of up to 18 months.
(2)	Amounts shown for Ms. Spradley and Mr. Joannou reflect the amounts actually paid upon termination. COBRA amounts assume payment of COBRA benefits for the full eligibility period.

EQUITY COMPENSATION PLANS

The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, including compensation plans that were approved by the Company’s stockholders as well as compensation plans that were not approved by the Company’s stockholders. Information in the table is as of July 1, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans	7,202,966	(1)	$6.89	13,845,670	(2)
Approved by security holders
Equity compensation plans	1,577,351	(3)	$5.95	1,508,565
Not approved by security holders
Total/Weighted Ave./Total	8,780,317	(4)	$6.16	15,354,235

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options and restricted stock units outstanding under the Company’s Amended and Restated 2003 Equity Incentive Plan and excludes purchase rights under the Amended and Restated 1998 Employee Stock Purchase Plan. Excluding outstanding RSUs, which have no exercise price, as of July 1, 2017, there were options to purchase 344,308 shares outstanding at a weighted average exercise price of $6.89.
(2)	Represents shares of the Company’s Common Stock authorized for future issuance under the following equity compensation plans: Amended and Restated 2003 Equity Incentive Plan (under which 13,845,670 shares remain available for grant); Amended and Restated 1998 Employee Stock Purchase Plan (under which 4,793,431 shares remain available for grant).
(3)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding or authorized for future issuance under the following equity compensation plans: Amended and Restated 2005 Acquisition Equity Incentive Plan and the inducement grants awarded to Oleg Khaykin on February 15, 2016.
(4)	Excluding outstanding RSUs, which have no exercise price, as of July 1, 2017 there were options to purchase 1,534,565 shares outstanding at a weighted average exercise price of $6.16.

The following are descriptions of the material features of the Company’s equity compensation plan that was not approved by the Company’s stockholders:

2005 Acquisition Equity Incentive Plan

The Board of Directors adopted the 2005 Acquisition Equity Incentive Plan (the “2005 Plan”) in August 2005 and amended the 2005 Plan in February 2016. The 2005 Plan is administered by the Compensation Committee. Pursuant to the 2005 Plan, the Compensation Committee may grant stock options, SARs, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units and Performance Units to employees (including directors and officers) of the Company or any parent or subsidiary corporation of the Company, or any other such entity in which the Company holds a substantial ownership interest. Pursuant to NASDAQ listing rules regarding equity compensation plans not approved by security holders, the Company can and will only issue awards under the 2005 Plan to individuals joining the Company in connection with acquisitions or related strategic transactions or certain new hires to the extent permitted by NASDAQ rules, and not for new grants to continuing employees of the Company, nor to regular new hires. The 2005 Plan will continue in effect until terminated by the Board of Directors.

As of July 1, 2017, there were 1,508,565 shares remaining available for future grants under the 2005 Plan. Shares underlying awards that are forfeited, canceled or expired are not counted as having been issued under the 2005 Plan. Stock options and any awards intended to qualify as performance-based compensation issued under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the

Company’s Common Stock on the date of grant of the award. Awards are generally non-transferable. The term of all awards granted under the Plan shall not exceed eight years from the date of grant.

Inducement Awards

On February 19, 2016, in connection with his appointment as CEO, Mr. Khaykin was granted compensatory options and restricted stock unit awards, which were not made pursuant to any stockholder-approved equity plan, as an inducement for Mr. Khaykin to join the Company. Mr. Khaykin received:

•	Options to purchase 1,180,257 shares of Common Stock with an exercise price of $5.95 per share, which will vest in equal amounts on each of his next four employment commencement anniversaries and have a term of eight years;
•	RSUs covering 346,638 shares of Common Stock, vesting in equal amounts on each of Mr. Khaykin’s next four employment commencement anniversaries;
•	MSUs covering a target of 115,546 shares of Common Stock, which vest over the periods described in the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2015, including Exhibit 10.1 thereto, except that the “Base Measurement Period” will be the period of 45 calendar days commencing on January 29, 2016 and ending on March 13, 2016; and
•	RSUs covering 100,000 shares of Common Stock, which vest as to 66.6% on the first anniversary of Mr. Khaykin’s employment commencement date and 16.7% after each of the first two periods of three months thereafter.

AUDIT COMMITTEE REPORT

The information contained in the following report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, except to the extent that the Company specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act. The information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

The Audit Committee of the Board of Directors is responsible for assisting the full Board in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial control, the internal audit function, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, rules applicable to NASDAQ-listed issuers, and any other regulatory requirements. All members of the Committee are required to have a working knowledge of basic finance and accounting, and at all times at least one member of the Committee qualifies as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee has the general oversight responsibility with respect to the Company’s financial reporting and reviews the scope of the independent audits, the results of the audits and other non-audit services provided by the Company’s independent registered public accounting firm.

The following is the Report of the Audit Committee with respect to the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended July 1, 2017, which includes the consolidated balance sheets of the Company as of July 1, 2017 and July 2, 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended July 1, 2017, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the Company’s independent registered public accounting firm, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, and both with and without management present, discussed and reviewed the results of PricewaterhouseCoopers’ examination of the financial statements.

The Audit Committee has received the written disclosures letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers the independent public accountant’s independence.

During the course of fiscal year 2017 management engaged in documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at Audit Committee meetings. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation for fiscal year 2018.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017.

Audit Committee

Pamela Strayer, Chair
Keith Barnes
Masood A. Jabbar

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires the Company’s directors, executive officers and any persons who directly or indirectly hold more than 10 percent of the Company’s Common Stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received and written representations from certain Reporting Persons that no such forms were required, the Company believes that during fiscal year 2017 all Reporting Persons complied with the applicable filing requirements on a timely basis.

ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED A COPY OF THE FISCAL YEAR 2017 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, SENT TO:

VIAVI SOLUTIONS INC.
6001 AMERICA CENTER DRIVE
6TH FLOOR, SAN JOSE, CALIFORNIA 95002

By Order of the Board of Directors,

Oleg Khaykin
Chief Executive Officer and President

San Jose, California
October 4, 2017

VIAVI SOLUTIONS INC.
1998 EMPLOYEE STOCK PURCHASE PLAN
(Restated effective as of November 15, 2017)

I. PURPOSE

The Viavi Solutions Inc. 1998 Employee Stock Purchase Plan is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”) for Participants in the United States. The Plan was initially established as the JDS Uniphase Corporation 1998 Employee Stock Purchase Plan effective as of August 1, 1998 and was subsequently amended a number of times. In connection with the spin-off of Lumentum Holdings, Inc. from the Company on August 1, 2015 (the “Spin-off”), and the related renaming of JDS Uniphase Corporation as Viavi Solutions Inc., the Plan was amended and restated in its entirety as the Viavi Solutions Inc. 1998 Employee Stock Purchase Plan and certain adjustments were made to the number of shares of Stock reserved for issuance under the Plan. On November 15, 2017 (the “Restatement Effective Date”), the Plan was amended and restated to, among other things, extend the term of the Plan until November 15, 2027 and shall be effective for offerings made under the Plan commencing on or after February 1, 2018.

II. DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Compensation means the (i) regular base salary or base wages paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus (ii) any amounts contributed by the Corporation or any Corporate Affiliate pursuant to a salary reduction agreement which are not includible in the gross income of the Participant by reason of Code Sections 402(e)(3) or 125, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Compensation shall not include any contributions (other than those excludible from the Participant’s gross income under Code Sections 402(e)(3) or 125) made on the Participant’s behalf by the Company or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

Board means the Board of Directors of the Company.

Company means Viavi Solutions Inc., a Delaware corporation, formerly known as JDS Uniphase Corporation, and any corporate successor to all or substantially all of the assets or voting stock of Viavi Solutions Inc., which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is, or in the future becomes, either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code).

Employee means any person who is regularly engaged, for a period of more than 20 hours per week and more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code. For purposes of the Plan, a person’s employment with the Company or a Participating Company terminates and the person ceases to be an Employee on the date on which such person ceases to provide continuous active service to the Company or Participating Company. In jurisdictions requiring notice in advance of an effective termination of an employee’s employment, an employee’s continuous active service shall be deemed terminated upon the actual cessation of the active performance of duties or responsibilities in providing services to the Company or a Participating Company, notwithstanding any required notice period that must be fulfilled or pay in lieu of notice or severance pay that must be provided before a termination as an employee can otherwise become effective under applicable laws, regardless of whether such notice has been fulfilled or pay in lieu of notice or severance pay has been provided. Further, and notwithstanding anything else in the Plan, a person’s employment with the Company or a Participating Company terminates and the person ceases to be an Employee on the date that he or she is notified that his or her employment is terminated for cause or for just cause. The terms “termination of employment” or “cessation of Employee status” or similar terms have meaning corresponding to this definition of “Employee.”

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliates as may be designated from time to time by the Board.

Plan means this 1998 Employee Stock Purchase Plan.

Plan Administrator means either the Board or a committee of the Board that is responsible for administration of the Plan.

Purchase Period means each six-month period commencing on (1) any February 1 and ending on the subsequent July 31, or (2) commencing on August 1 and ending on the subsequent January 31; provided, however, that the Plan Administrator may establish prior to the commencement of any Purchase Period, a different duration for one or more Purchase Periods or different commencing or ending dates for such Purchase Periods; provided that no Purchase Period may have a duration exceeding six (6) months. If the first day of a Purchase Period is not a Trading Day, then the next subsequent Trading Day will be deemed the first day of the Purchase Period unless the Company provides otherwise prior to the commencement of such Purchase Period. If the last day of a Purchase Period is not a Trading Day, the immediately preceding Trading Day will be deemed the last day of the Purchase Period unless the Company provides otherwise prior to the commencement of such Purchase Period.

Stock means shares of the common stock of the Company.

Trading Day means a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading.

III. ADMINISTRATION

The Plan shall be administered by the Plan Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by applicable law, be final and binding upon all persons.

IV. PURCHASE PERIODS

(a) Stock shall be offered for purchase under the Plan through a series of Purchase Periods established by the Plan Administrator until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated, discontinued, or suspended in accordance with Article X or Article XI.

(b) The Participant shall be granted a separate purchase right for each Purchase Period in which he/she participates. The purchase right shall be granted on the first day of the Purchase Period and shall be automatically exercised on the last day of such Purchase Period provided such purchase right remains outstanding on such date.

(c) The acquisition of Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent Purchase Period, subject to the limitations of Sections V, VII, and VIII hereof.

(d) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

V. ELIGIBILITY AND PARTICIPATION

(a) Every Employee of a Participating Company shall be eligible to participate in the Plan on the first day of the first Purchase Period following the Employee’s commencement of service with the Company or any Corporate Affiliate.

(b) In order to participate in the Plan for a particular Purchase Period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the Purchase Period.

(c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of Compensation paid to the Participant during the relevant Purchase Period, up to a maximum of 10%. The deduction rate so authorized shall continue in effect for the entire Purchase Period unless the Participant shall, prior to the end of the Purchase Period for which the purchase right is in effect, reduce the rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Each Participant shall be permitted such a rate reduction only one (1) time in each Purchase Period. The reduced rate shall continue in effect for the entire Purchase Period and for each subsequent Purchase Period, unless the Participant shall, prior to the commencement of any subsequent Purchase Period, designate a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective for the first Purchase Period commencing after the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Section VII(d) or (e) below.

(d) With respect to Participants who are not United States residents, the amount deducted for each such Participant shall be deducted from the Participant’s salary in the currency in which such Participant is compensated and shall be converted to United States dollars by using the United States buying rate as reported by Bloomberg for the purchase of United States dollars with such currency on the day Stock is purchased for the Participant’s account.

VI. STOCK SUBJECT TO PLAN

(a) The Stock purchasable by Participants under the Plan shall, solely in the Board’s discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. On August 1, 2015, in connection with the Spin-off, the Plan was amended and restated to adjust the number of shares of Stock that were available for issuance under the Plan as of that date from 3,199,171 shares to 5,727,155, subject to adjustment under Section VI(b). As of the Restatement Effective Date, 4,573,845 shares of Stock were available for issuance under the Plan, subject to adjustment under Section VI(b). With respect to any amendment to increase the total number of shares of Stock under the Plan, the Plan Administrator shall have discretion to disallow the purchase of any increased shares of Stock for the Purchase Period in existence at the time of such increase. If the Plan Administrator determines that on a given purchase date the number of shares with respect to which purchase rights are to be exercised may exceed the number of shares then available for sale under the Plan, the Plan Administrator may make a pro-rata allocation of the shares remaining available for purchase on such purchase date in as uniform a manner as shall be practicable and as it shall determine to be equitable and continue such Purchase Period. Any amount remaining in a Participant’s payroll account following such pro-rata allocation shall be promptly refunded to the Participant without interest and shall not be carried over to any future Purchase Period.

(b) In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to the class and maximum number of shares purchasable under the Plan, the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan, and the class and number of shares and the price per share of the Stock subject to outstanding purchase rights held by Participants under the Plan.

VII. PURCHASE RIGHTS

An Employee who participates in the Plan for a particular Purchase Period shall have the right to purchase Stock on the purchase date for such Purchase Period upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(a) Purchase Price.  The purchase price per share shall be the lesser of (i) 95% of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) 95% of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be the closing selling price per share (or the closing bid, if no sales are reported on such date), as officially quoted on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, on the date of determination (or, if no closing selling price or closing bid was reported on that date, as applicable, on the last Trading Day such closing selling price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

(b) Number of Purchasable Shares.  The number of shares purchasable by a Participant on a purchase date for a Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period, together with any amount carried over from the prior Purchase Period pursuant to the provisions of Section VII(f), by the purchase price in effect for such purchase date. However, the maximum number of shares purchasable by the Participant pursuant to any one outstanding purchase right shall not exceed 4,000 shares (subject to adjustment under Section VI(b)).

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

(c) Payment.  Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant Purchase Period and shall terminate with the pay day ending with or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to the Participant’s individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Termination of Purchase Rights.

(i) A Participant may, prior to any purchase date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). The Company will then refund the payroll deductions which the Participant made with respect to the terminated purchase right without interest, and no further amounts will be collected from the Participant with respect to such terminated right.

(ii) The termination shall be irrevocable with respect to the particular Purchase Period to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent Purchase Period.

(e) Termination of Employment.  If a Participant ceases Employee status during any Purchase Period, then the Participant’s outstanding purchase right under the Plan shall immediately terminate and all sums previously collected from the Participant and not previously applied to the purchase of stock during such Purchase Period shall be promptly refunded without interest. However, should the Participant die or become permanently disabled while in Employee status, then the Participant or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution (the “successor”) will have the election, exercisable at any time prior to the purchase date for the Purchase Period in which the Participant dies or becomes permanently disabled that is scheduled to occur within three (3) months of the date that the Participant ceases to be an Employee due to death or permanent disability, to (i) withdraw all of the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or (ii) have such funds held for purchase of shares of Stock on the purchase date. If the Plan Administrator (or its designate) does not receive such an election prior to the purchase date for such Purchase Period, or the Purchase Period will end more than three (3) months after the Participant ceases to be an Employee due to death or permanent disability, the successor will be deemed to have elected to withdraw all of the funds in the Participant’s payroll account at the time of his/her cessation of Employee status and such funds shall be distributed to the successor as soon as administratively practicable. In no event, however, shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status.

For purposes of the Plan, a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

(f) Stock Purchase.  Outstanding purchase rights shall be automatically exercised as provided in Section IV(b). The exercise shall be effected by applying the amount credited to the Participant’s account on the last date of the Purchase Period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase date. Any amount remaining in the Participant’s account after such exercise representing a fractional share of Stock shall be held for the purchase of Stock on the next purchase date; provided, however, that any other amount not applied to the purchase of Stock at the end of a Purchase Period shall be refunded without interest promptly after the close of the Purchase Period, including any amount not applied to the purchase of stock by reason by the Section VII(b) or the Section VIII limitations on the maximum number of purchasable shares.

(g) Rights as Stockholder.  A Participant shall have no rights as a stockholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(h) Assignability.  No purchase rights granted under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and the purchase rights shall, during the lifetime of the Participant, be exercisable only by such Participant.

(i) Merger or Liquidation of Company.  In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to such sale, merger, reorganization or liquidation (or such other time, as determined by the Plan Administrator) determined by applying all sums previously collected from Participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b) and Section VIII.

VIII. ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable during the calendar year as provided in Section IV(b).

(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to that purchase right or one or more other purchase rights which may have been held by the Participant during such calendar year.

(iii) If by reason of the Section VIII(a) limitations, the Participant’s outstanding purchase right does not accrue for any Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded without interest.

(c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. STATUS OF PLAN UNDER FEDERAL TAX LAWS

(a) The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code for Participants in the United States. However, the Plan Administrator may, at its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) shall result in taxable income to each Participant equal to the excess of (i) the fair market value of the purchased shares on the purchase date over (ii) the purchase price paid for such shares.

(b) To the extent required by law, the Company’s obligation to deliver shares to the Participant upon the exercise of any outstanding purchase right shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment and similar non-United States tax withholding requirements.

X. AMENDMENT AND TERMINATION

(a) The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall become effective prior to the exercise of outstanding purchase rights at the end of the Purchase Period in which such action is authorized. To the extent necessary to comply with Code Section 423, the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan immediately following the end of a Purchase Period. Should the Company elect to exercise its right to terminate the Plan, then the Plan shall terminate in its entirety, and no further purchase rights shall thereafter be granted, and no further payroll deductions shall thereafter be collected, under the Plan.

XI. GENERAL PROVISIONS

(a) The Plan shall terminate upon the earlier of (i) November 15, 2027 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause. Termination of the Plan, or of a person’s status as an Employee or a Participant under the Plan, shall not constitute a constructive dismissal of the Participant’s employment with the Company or a Participating Company. Further, no person shall have any rights or entitlement under the Plan after such person has ceased to be an Employee for purposes of the Plan or a Participant in the Plan.

(d) Governing Law.  The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

VIAVI SOLUTIONS INC.

2003 EQUITY INCENTIVE PLAN

(Restated effective as of November 15, 2017)

1. Establishment and Purpose of the Plan.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance. The Plan was initially established as the JDS Uniphase Corporation 2003 Equity Incentive Plan effective as of November 6, 2003 and has subsequently been amended a number of times. In connection with the spin-off of Lumentum Holdings, Inc. from the Company on August 1, 2015, and the related renaming of JDS Uniphase Corporation as Viavi Solutions Inc., the Plan was amended and restated in its entirety as the Viavi Solutions Inc. 2003 Equity Incentive Plan and certain adjustments were made to the number of Shares reserved for issuance under the Plan and subject to outstanding Awards granted under the Plan. On November 15, 2017 (the “Restatement Effective Date”), the Plan was amended and restated, to among other things: (i) increase the number of Shares reserved under the Plan; (ii) set a limit on the total value of equity and cash compensation that may be paid to each Non-Employee Director during each fiscal year; (iii) provide that Awards granted under the Plan after the Restatement Effective Date will have a minimum one-year vesting period from the date of grant, subject to certain limited exceptions; and (iv) provide that any dividends or Dividend Equivalent Rights credited with respect to an Award will be paid or distributed only if, when and to the extent the Shares underlying the Award vest.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Active Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct, material violation of any applicable Company or Related Entity policy, or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Viavi Solutions Inc., a Delaware corporation, formerly known as JDS Uniphase Corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Active Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Active Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Active Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(v) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Full Value Award” means the grant of Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares under the Plan with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant.

(z) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(aa) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(bb) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(cc) “Non-Employee Director” means a Director who is not an Employee.

(dd) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(ee) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ff) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(gg) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ii) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(jj) “Performance Units” means an Award which may be earned in whole or in part based upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(kk) “Plan” means this 2003 Equity Incentive Plan.

(ll) Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(mm) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(nn) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(oo) “Restricted Stock Unit” means a grant of a right to receive in cash or stock, as established by the Administrator, the market value of one Share.

(pp) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(qq) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(rr) “Share” means a share of the Common Stock.

(ss) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Effective as of the Restatement Effective Date, subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) shall be equal to the sum of (i) the number of Shares that were available for the future grant of Awards as of the Restatement Effective, (ii) 4,000,000 new Shares, (iii) the number of Shares subject to Awards outstanding under the Plan as of the Restatement Effective Date, (iv) the number of unallocated Shares remaining available for the grant of new awards under the Company’s 2005 Acquisition Equity Incentive Plan (“Acquisition Plan”) as of the Restatement Date, and (v) the number of Shares subject to outstanding stock awards granted under the Acquisition Plan that on or after Restatement Date would have otherwise been available for reissuance under the Acquisition Plan. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares subject to Awards will be counted against the numerical limits of this Section 3 as one Share for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.5 Shares against the Plan reserve prior to the Restatement Date is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with 1.5 Shares.

(c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. With respect to Options and SARs, the gross number of Shares subject to the Award will cease to be available under the Plan (whether or not the Award is net settled for a lesser number of Shares, or if Shares are utilized to exercise such an Award). In addition, if Shares are withheld to pay any withholding taxes applicable to an Award, then the gross number of Shares subject to such Award will cease to be available under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees.  Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (B) the reduction of the exercise price of any Option or SAR awarded under the Plan shall be subject to stockholder approval and (C) canceling or “buying-out” an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Shares, in exchange for cash, another Option, SAR, Restricted Stock, Restricted Stock Unit, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Minimum Vesting Requirements.  Notwithstanding any provision of the Plan to the contrary, all Awards granted under the Plan after the Restatement Effective Date shall have a minimum vesting period of one-year measured from the date of grant; provided, however, that up to 5% of the Shares available for future distribution under this Plan as of the Restatement Effective Date may be granted without such minimum vesting requirement. Nothing in this Section 4(c) shall limit the Company’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or service (or to otherwise accelerate vesting), or limit any rights to accelerated vesting in connection with a Corporate Transaction.

(d) Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to handle and defend the same.

5. Eligibility.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such Awards include, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.  Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share, (xviii) personal management objectives, and (xix) other measures of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Administrator may provide at the time of grant for the adjustment of the performance criteria applicable to Performance-Based Compensation to include or exclude any objectively determinable components of such performance criteria.

(d) Dividends and Dividend Equivalent Rights.  The Administrator in its sole discretion may credit to each holder of an Award, in the form of Dividend Equivalent Rights or otherwise, an amount equal to the value of all dividends and other distributions (whether in cash, Shares or other property) paid or distributed by the Company on the equivalent number of Shares; provided, however, that such holder will not be paid any dividends or other distributions (or any related earnings or interest on such dividends or distributions, if the Administrator in its sole discretion provides for such payments) unless and until the underlying Award vests. The value of dividends or other distributions (or any related earnings or interest, if applicable) payable with respect to Awards that do not vest shall be forfeited.

(e) Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(f) Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(g) Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h) Individual Limitations on Awards.  The maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company shall be 1,790,200 Shares. In connection with a Grantee’s (i) commencement of Continuous Active Service or (ii) first promotion in any fiscal year of the Company prior to the Restatement Effective Date, a Grantee may be granted Awards for up to an additional 1,790,200 Shares which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Awards are canceled, the canceled Awards shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR. If the vesting or receipt of Shares under the Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to the Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i) Limitations on Awards to Non-Employee Directors.  Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a fiscal year of the Company to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such Non-Employee Director during such fiscal year for services on the Board, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards under applicable financial accounting standards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer or other similar cash based payments. For the avoidance of doubt, neither Awards granted or compensation paid to a Non-Employee Director for services as an Employee or Consultant nor any amounts paid to a Non-Employee Director as a reimbursement of an expense shall count against the foregoing limitation.

(j) Early Exercise.  Subject to Section 4(c), the Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(k) Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(l) Transferability of Awards.  Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(m) Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such later date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of a SAR, the base amount on which the stock appreciation is calculated shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d) above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

(c) Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Active Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Active Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Active Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Active Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and the Administrator’s determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction.  Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(c) Effect of Acceleration on Incentive Stock Options.  Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the excess Options shall be treated as Non-Qualified Stock Options.

12. Effective Date and Term of Plan.  The Plan originally became effective upon its approval by the stockholders of the Company. The Plan, as amended and restated, shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date of such approval unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 13(a). Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Active Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Active Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Active Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Unfunded Obligation.  Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

VIAVI SOLUTIONS INC.

November 15, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/14998/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20833433300000001000 0 111517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 5, 6 AND 7, AND "FOR" "ONE YEAR" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Richard E. Belluzzo
- ○ Keith Barnes
- ○ Tor Braham
- ○ Timothy Campos
- ○ Donald Colvin
- ○ Masood A. Jabbar
- ○ Oleg Khaykin
- ○ Pamela Strayer

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Pricewaterhouse Cooper LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2018.	☐	☐	☐
3. The approval of, on an advisory basis, the compensation of the Company's named executive officers for the fiscal year ended July 1, 2017.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
4. The approval of the frequency of a stockholder vote to approve the compensation of the named executive officers.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 5, Proposal 6 and Proposal 7, and FOR "One Year" on Proposal 4.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

VIAVI SOLUTIONS INC.

Proxy for Annual Meeting of Stockholders on November 15, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Amar Maletira, Kevin Siebert and Nandini Acharya, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Viavi Solutions Inc., to be held November 15, 2017 at 6001 America Center Drive, 6th Floor, San Jose, California 95002, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

1